Filed Pursuant to Rule 424(b)(2)
Registration Statement Nos. 333-287291, 333-287291-01

Prospectus Supplement

(To Prospectus dated May 15, 2025)

$500,000,000

Aegon Funding Company LLC

(a Delaware limited liability company)

5.625% Senior Notes due 2036

Guaranteed on a senior unsecured basis by

Aegon Ltd.

(a Bermuda exempted company limited by shares)

Aegon Funding Company LLC (“AFC” or the “Issuer”) is issuing $500,000,000 aggregate principal amount of 5.625% senior notes due May 7, 2036 (the “Notes”). The Notes will be issued in denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The Notes will be senior unsecured obligations of the Issuer and will rank equally in right of payment among themselves and with all other senior indebtedness of the Issuer (save for certain obligations required to be preferred by law) from time to time outstanding. The Notes will rank senior to all existing and any future subordinated indebtedness of the Issuer. The Notes will be effectively subordinated to any future secured indebtedness of the Issuer to the extent of the assets securing that indebtedness and to any future indebtedness and other liabilities of any subsidiaries of the Issuer. The Issuer does not have any subsidiaries as of the date of this prospectus supplement. The payment of principal and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis (the “Guarantees”) by Aegon Ltd. (“Aegon” or the “Guarantor”) as and when the same shall be due and payable. The Guarantees are senior unsecured obligations of the Guarantor and rank equally in right of payment among themselves and with all other senior obligations of the Guarantor (save for certain obligations required to be preferred by law) from time to time outstanding. The Guarantees will rank senior to all existing and any future subordinated indebtedness of the Guarantor. The Guarantees will be effectively subordinated to any existing and any future secured indebtedness of the Guarantor, to the extent of the assets securing that indebtedness, and to the extent of the existing and future indebtedness and other liabilities of any of the Guarantor’s subsidiaries (other than the Issuer).

The Notes mature on May 7, 2036. Prior to February 7, 2036 (three months prior to the maturity date of the Notes) (the “Par Call Date”), the Issuer may redeem the Notes, in whole or in part, at its option, at any time or from time to time at a make-whole redemption price, plus any accrued and unpaid interest to, but excluding, the redemption date, as described under “Description of the Notes and Guarantees—Redemption—Optional Redemption.” On or after the Par Call Date, the Issuer may also, at any time or from time to time, redeem, in whole or in part, the Notes at a price equal to their principal amount plus any accrued and unpaid interest to, but excluding, the redemption date, as described under “Description of the Notes and Guarantees—Redemption—Optional Redemption.” In addition, the Issuer may, at its option, elect to redeem the Notes in whole, but not in part, at a price equal to their principal amount plus any accrued and unpaid interest to, but excluding, the redemption date, upon the occurrence of certain changes in applicable tax law as described under “Description of the Notes and Guarantees—Redemption—Tax Redemption.”

The Notes will bear interest at a rate of 5.625% per annum on their outstanding principal amount from (and including) the issuance date, payable in U.S. dollars semi-annually in arrear on May 7 and November 7 of each year, commencing on November 7, 2026 to but excluding May 7, 2036, or the date of any earlier redemption, subject to the conditions described under “Description of the Notes and Guarantees.”

The Notes are a new issue of securities with no established trading market. It is anticipated that application will be made to list the Notes on the New York Stock Exchange. No assurance can be given that such application will be approved or that the Notes will be listed.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-14.

	Price to public (1)	Underwriting discount	Proceeds to AFC (2)
Per Note	99.736%	0.450%	99.286%
Total	$498,680,000	$2,250,000	$496,430,000

(1)	Plus accrued interest, if any, from May 7, 2026 if settlement occurs after that date.
(2)	Before deducting expenses. See “Underwriting.”

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters will deliver the Notes in book-entry form only through the facilities of The Depository Trust Company on or about May 7, 2026. Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by The Depository Trust Company and its participants, including Euroclear Bank SA/NV (“Euroclear”), and Clearstream Banking, S.A. (“Clearstream, Luxembourg”).

Joint Book-Running Managers

BofA Securities	Citigroup	Deutsche Bank Securities	Morgan Stanley	Wells Fargo Securities

The date of this Prospectus Supplement is April 30, 2026.

S-i

We have not, and the underwriters have not, taken any action to permit a public offering of the Notes outside the United States or to permit the possession or distribution of this prospectus supplement and the accompanying prospectus outside the United States in any jurisdiction where action for that purpose is required. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the Notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. We reserve the right to withdraw this offering of the Notes at any time.

This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”) or the Financial Conduct Authority’s Prospectus Rules: Admission to Trading on a Regulated Market sourcebook (the “PRM”) or any implementing legislation or rules relating thereto and have not been approved by any competent authority under the Prospectus Regulation or the PRM. This prospectus supplement has been prepared on the basis that any offer of Notes in any Member State of the European Economic Area (“EEA”) will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes.

For information relating to transactions that stabilize the market price of the Notes in connection with the offering, see “Underwriting—Short Positions.”

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

You should review the information contained in this prospectus supplement and the accompanying prospectus (including the documents incorporated by reference herein). We have not, and the underwriters have not, authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus. We are offering to sell the Notes, and seeking offers to buy the Notes, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of the respective dates of such documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or the time of any sale of the Notes. Our business, financial condition, results of operations and prospects may have changed since that date. In this prospectus supplement and the accompanying prospectus, except as otherwise noted, “we,” “us,” “our” and “AFC” refer to Aegon Funding Company LLC and Aegon Ltd., as applicable or as the context may require, “Aegon” refers to Aegon Ltd. and any or all of our subsidiaries and joint ventures as the context requires. References in this prospectus supplement to “U.S. dollars,” “$” or “USD” are to the lawful currency of the United States of America, references to “euro,” “€” or “EUR” are to the lawful currency of the member states of the European Monetary Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union, and references to “£” or “GBP” are to the lawful currency of the United Kingdom. References to the “United States” or to “U.S.” are to the United States of America.

This prospectus supplement contains the terms of the offering of the Notes and the Guarantees. Certain additional information about us is contained in the accompanying prospectus. This prospectus supplement, or the information incorporated by reference in this prospectus supplement or in the accompanying prospectus, may add, update or change information in the accompanying prospectus. If the information in this prospectus supplement or the information incorporated by reference in this prospectus supplement or in the accompanying prospectus is inconsistent with the accompanying prospectus, this prospectus supplement or the information incorporated by reference in this prospectus supplement or in the accompanying prospectus, as applicable, will apply and will supersede the information in the accompanying prospectus. Terms used in this prospectus supplement that are otherwise not defined will have the meanings given to them in the accompanying prospectus or the Indenture (as defined under “Description of the Notes and Guarantees” beginning on page S-25 of this prospectus supplement).

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents we have referred you to under “Where You Can Find More Information About Us” on page S-2 of this prospectus supplement and page 8 of the accompanying prospectus.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual reports with and furnish other information to the SEC. You may read and copy any document that we have filed with or furnished to the SEC through the SEC’s web site at http://www.sec.gov.

IMPORTANT INFORMATION

IMPORTANT - EEA RETAIL INVESTORS – the Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the EU Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

IMPORTANT - UK RETAIL INVESTORS – the Notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is either one (or both) of the following: (i) not a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; nor (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the Notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investment (Designated Activities) Regulations 2024.

RECENT DEVELOPMENTS

On April 15, 2026, Aegon entered into an agreement with Standard Life plc (“Standard Life”) relating to the sale of Aegon UK plc (“Aegon UK”), containing the UK insurance and pensions operations of Aegon Europe Holding B.V. (“Aegon EH”) (the “Sale”), for a total consideration valued at approximately GBP 2 billon. The Sale marks the completion of the strategic review of Aegon UK, further supporting Aegon in its ambition to become a leading US life insurance and retirement group.

Under the terms of the Sale, Standard Life will acquire 100% of Aegon UK for a total consideration valued at approximately GBP 2 billion, comprising a shareholding to be held by Aegon EH of 181.1 million shares in Standard Life to be issued by Standard Life to Aegon EH on completion of the Sale, representing approximately 15.3% of Standard Life’s enlarged share capital (with associated governance rights), and a cash amount of GBP 0.75 billion.

The number of shares to be issued by Standard Life to Aegon has been determined based on a share price of 690 pence.

Following the completion of the Sale, Aegon EH will enter into a lock-up period with respect to the shares received as part of the Sale. This period will last until the earlier of 18 months following the Sale completion date or the completion of the redomiciliation of Aegon to the United States (expected to be January 1, 2028).

As part of the Sale, Aegon EH and Standard Life will enter into a relationship agreement. The relationship agreement with Aegon EH will, inter alia, entitle Aegon to appoint a non-executive director to the Board of Standard Life.

The Sale is expected to close at the end of 2026, subject to customary conditions, including regulatory approvals.

Aegon’s asset management activities in the UK will remain part of Aegon’s global asset manager business and will be an important asset management partner for the new combined business.

Principal Transaction Agreements

Share Purchase Agreement

The Sale is governed by a Share Purchase Agreement (the “SPA”) dated April 15, 2026 between Standard Life and Aegon EH. Under the terms of the SPA and subject to the Conditions (as defined below), Aegon will sell and Standard Life will purchase the entire issued share capital of Aegon UK.

Conditions

Completion of the Sale under the SPA is subject to the satisfaction of certain conditions, including obtaining certain regulatory approvals from certain antitrust and other regulatory authorities (the “Conditions”). The long stop date for satisfaction of the Conditions is April 15, 2027 (the “Long Stop Date”). Standard Life and Aegon EH can agree in writing to extend the Long Stop Date and each have discretion to postpone the Long Stop Date by up to 60 business days.

Consideration

Subject to adjustment in accordance with the SPA (including via a “locked box” mechanism), the aggregate consideration payable under the SPA is valued at approximately GBP 2 billion, comprising GBP 750 million in cash consideration, payable at completion of the Sale and 181.1 million new Standard Life ordinary shares, to be issued to Aegon EH at completion of the Sale.

Undertakings

The SPA includes covenants on Aegon from the date of the SPA to Completion, including to procure that the business of Aegon UK and its subsidiaries taken as a whole, is carried on in the ordinary and usual course of business, subject to certain exceptions.

Warranties & indemnities

Under the terms of the SPA, both Standard Life and Aegon give customary warranties to each other. Aegon has agreed to grant Standard Life an indemnity in respect of certain potential liabilities arising from certain identified activities undertaken by Aegon UK and its subsidiaries during Aegon’s period of ownership, namely a specific systems migration and a past business disposal.

Limitations on liability

Claims under the SPA are subject to certain customary financial and other limitations of liability.

Termination

If the Conditions have not been satisfied or waived by the Long Stop Date (or such postponed Long Stop Date or later date as Aegon and Standard Life may agree in writing), each of Aegon and Standard Life are entitled to terminate the SPA by written notice to the other party.

Governing law

The SPA is governed by English law.

Relationship Agreement

Standard Life and Aegon EH have agreed the terms of a relationship agreement to be entered into by Standard Life and Aegon EH at completion of the Sale (the “Relationship Agreement”). The principal purpose of the Relationship Agreement is to regulate the ongoing relationship between the parties and to ensure that Standard Life can operate independently in accordance with the UK Listing Rules.

At completion of the Sale, pursuant to the Relationship Agreement, Aegon EH will have the right to appoint one non-executive director to the Board for so long as it holds 10% or more of Standard Life’s voting rights.

Subject to certain customary exceptions, Aegon EH will be subject to non-solicitation provisions under the Relationship Agreement in relation to key Standard Life management and orderly marketing arrangements. Aegon EH will undertake that it will not sell its shares in Standard Life for a period beginning on the date of the Relationship Agreement and ending on the earlier of: (a) 18 months from completion of the Sale; and (b) the completion of the re-domiciliation of Aegon EH’s ultimate holding company to the United States (expected to be January 1, 2028).

Use of proceeds and financial implications

The cash received from the Sale, minus the value of remittances that were expected to be received from Aegon UK between the signing and the closing of the Sale, is expected to be used for a combination of deleveraging and share buy-backs, once the transaction is completed.

At the time of announcing the Sale, Aegon also updated its financial guidance for 2026 and 2027 (previously communicated at its Capital Markets Day 2025 (“CMD 2025”)) to reflect the Sale, which is now as follows:

•	The Aegon Group operating result run-rate is expected to grow by around 5% per annum between 2025 and 2027, from a proforma 2025 run-rate of EUR 1.3 – 1.5 billion*

•

Operating capital generation after holding funding and operating expenses is expected to grow between 0% and 5% per annum over the same timeframe, from a proforma 2025 run-rate of EUR 0.7-0.75 billion*

•

Free cash flow run rate is expected to increase at around 5% per annum between 2025 and 2027. The free cash flow run-rate will be adjusted by removing the UK contribution (EUR 120 million in 2025 terms) from 2026 onwards and incorporating the anticipated free cash flow attributable to the equity stake received as part of the disposal structure post-closing.

•	Dividend per share is expected to grow in excess of 5% per annum, which remains unchanged from the CMD 2025 guidance.

*

The pro forma 2025 run-rate figures reflect the run-rate communicated at the CMD 2025, updated to reflect the Sale. For the avoidance of doubt, the pro forma 2025 run-rate figures are separate from the pro forma financial information incorporated by reference herein.

Actual results may differ materially and adversely from expectations conveyed in forward-looking statements due to changes caused by various risks and uncertainties. For further discussion, refer to the section of this prospectus supplement entitled “Forward-Looking Statements”.

Pro Forma Financial Information

This prospectus supplement incorporates by reference certain “pro forma” financial information. As used herein and unless expressly provided otherwise, the term “pro forma” when used with respect to any financial information refers to the historical financial information of Aegon, as adjusted as described herein. Specifically, as applicable based on as of the date and for the periods presented and as more fully discussed in the succeeding paragraph, the pro forma financial and operating data includes adjustments relating to the Sale. For further discussion, refer to the section of this prospectus supplement entitled “Incorporation of Certain Information We File with the SEC”.

The unaudited pro forma financial information illustrates the impact of the proposed sale of Aegon UK on Aegon’s consolidated statement of financial position as of December 31, 2025 and Aegon’s consolidated income statements for the years ended December 31, 2025, 2024 and 2023 as if the proposed sale had been consummated:

•	as of January 1, 2025 for the unaudited pro forma consolidated income statement of Aegon Ltd. for the year ended December 31, 2025;

•	as of January 1, 2024 for the unaudited pro forma consolidated income statement of Aegon Ltd. for the year ended December 31, 2024;

•	as of January 1, 2023 for the unaudited pro forma consolidated income statement of Aegon Ltd. for the year ended December 31, 2023;

•	as of December 31, 2025 for the unaudited pro forma consolidated statement of financial position of Aegon Ltd. as of December 31, 2025

In each case, the pro forma financial information is presented for illustrative purposes only and should not be relied upon as an indication of the financial condition or the operating results that would have been achieved if the Sale had taken place on the specified dates. In addition, future results may vary significantly from the results reflected in such pro forma financial information and should not be relied on as an indication of future results. See Aegon’s unaudited pro forma condensed combined financial statements and the related notes thereto incorporated by reference herein for additional information.

THE OFFERING

This summary may not contain all of the information that may be important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the financial data and related notes and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in the Notes. The terms capitalized below are defined terms, which are defined under “Description of the Notes and Guarantees” or in the accompanying prospectus and have the same meaning when used herein.

The Notes will be a separate series of senior unsecured debt securities of AFC, as described in this prospectus supplement and the accompanying prospectus, and will be issued pursuant to the provisions of the indenture dated as of October 11, 2001 among AFC, Aegon, and The Bank of New York Mellon Trust Company, N.A., as successor trustee to Citibank, N.A. under the Agreement of Resignation, Appointment and Acceptance dated as of August 21, 2007 by and among AFC, The Bank of New York Mellon Trust Company, N.A. and Citibank, N.A., as supplemented by an eleventh supplemental indenture, among AFC, Aegon, The Bank of New York Mellon Trust Company, N.A., as trustee, and Citibank, N.A., as paying agent.

Issuer	Aegon Funding Company LLC

Guarantor	Aegon Ltd.

Notes Offered	5.625% senior notes due 2036, with an aggregate principal amount of $500,000,000.

Maturity Date	May 7, 2036.

Issue Date	May 7, 2026

Price to Public	99.736% of the principal amount of the Notes.

Interest	Interest on the Notes will accrue from (and including) the issue date to but excluding May 7, 2036 at a rate of 5.625% per annum (calculated on a 30/360-day basis), payable semi-annually in arrear.

Interest Payment Dates	Interest accrued on the Notes will be payable on May 7 and November 7 of each year, commencing November 7, 2026.

Regular Record Dates	We will make any required Interest Payments through the paying agent to the person in whose name such Note is registered at the close of business on the date that is 15 calendar days immediately preceding the applicable Interest Payment Date, whether or not such day is a Business Day (as defined in “Description of the Notes and Guarantees—Payments Provisions—Payment When Offices are Closed”).

Ranking of the Notes	The Notes will be senior unsecured obligations of the Issuer and will rank equally in right of payment among themselves and with all other senior indebtedness of the Issuer (save for certain obligations required to be preferred by law) from time to time outstanding. The Notes will rank senior to all existing and any future subordinated indebtedness of the Issuer. The Notes will be effectively subordinated to any future secured indebtedness of the Issuer to the extent of the assets securing that indebtedness and to any future indebtedness and other liabilities of any subsidiaries of the Issuer. The Issuer does not have any subsidiaries as of the date of this prospectus supplement.

The Guarantees and Ranking	The Guarantees are senior unsecured obligations of the Guarantor and rank equally in right of payment among themselves and with all other senior obligations of the Guarantor (save for certain obligations required to be preferred by law) from time to time outstanding. The Guarantees will rank senior to all existing and any future subordinated indebtedness of the Guarantor. The Guarantees will be effectively subordinated to any existing and any future secured indebtedness of the Guarantor, to the extent of the assets securing that indebtedness, and to the extent of the existing and future indebtedness and other liabilities of any of the Guarantor’s subsidiaries (other than the Issuer).

The Guarantees, Notes and the Indenture do not limit the ability of the Issuer or the Guarantor to create additional indebtedness. The Issuer’s and the Guarantor’s ability to secure such indebtedness with their respective additional assets is limited by the limitations set out under “Description of the Notes and Guarantees—Covenants—Limitation on Liens.” If the Issuer or Guarantor incurs additional indebtedness and secures such indebtedness with its assets, your rights to receive payments under the Notes or the Guarantees, as applicable, will be effectively subordinated to the rights of the holders of such future secured indebtedness to the extent of the assets securing such indebtedness.

Optional Redemption	Prior to the Par Call Date (as defined in the “Description of the Notes and Guarantees”), the Issuer may redeem the Notes in whole or in part, at its option, at any time and from time to time at a redemption price (expressed as a percentage of the principal amount of the Notes to be redeemed and rounded to three decimal places) equal to the greater of: (a) (i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months, and in the case of an incomplete month, the number of days elapsed) at the Treasury Rate (as defined in “Description of the Notes and Guarantees—Redemption—Optional Redemption”) plus 20 basis points, less (ii) any accrued and unpaid interest to, but excluding, the redemption date, or (b) 100% of the principal amount of the Notes to be redeemed, plus, in either case, any accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Issuer may redeem the Notes at its option, in whole or in part, at any one time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

In connection with such optional redemption, definitions for the defined terms are as set out in the “Description of the Notes and Guarantees—Redemption—Optional Redemption”.

Tax Redemption	If, as a result of any change in the laws or regulations of any Relevant Taxing Jurisdiction (as defined in “Description of the Notes and Guarantees—Payments of Additional Amounts”) or in the official interpretation or administration of any such laws or regulations that becomes effective on or after the date of issuance of the Notes, the Issuer (or if the Guarantee is called upon, the Guarantor) would be required to pay any Additional Amounts as provided under “Description of the Notes and Guarantees—Payments of Additional Amounts” on the next Interest Payment Date and the Issuer or the Guarantor, as applicable, cannot avoid this requirement by taking reasonable measures (a “Tax Event”) and the occurrence of a Tax Event is evidenced by the delivery by the Issuer or the Guarantor, as applicable, to the holders, with a copy to the Trustee, of a certificate signed by an authorized officer of the Issuer or the Guarantor, as applicable, stating that a Tax Event has occurred and is continuing, and describing the facts leading thereto, and an opinion of independent legal or tax advisers of recognized standing with respect to tax matters of the applicable Relevant Taxing Jurisdiction to the effect that a Tax Event has occurred and is continuing, we may, at our option, and having given at least 30 days’, but not more than 60 days’, notice in accordance with “Description of the Notes and Guarantees—Notices”, below, redeem the Notes in whole (but not in part), at the aggregate principal amount of the Notes, together with any accrued but unpaid interest (including any Additional Amounts).

Limitation on Liens	Pursuant to the Indenture, for so long as any of the Notes remain outstanding, the Issuer and the Guarantor and their respective subsidiaries may not secure any securities or other indebtedness in respect of borrowed moneys having an original maturity of more than two years or any guarantee in respect of any such indebtedness (“Relevant Debt”), in each case now or hereafter existing, by granting security upon any of the Issuer’s or the Guarantor’s present or future assets or revenues (“Liens”) unless they, simultaneously with or prior to the creation of such security, take any and all action necessary to effectively provide that the same (or other security acceptable to the holders) is accorded to all of the Notes for so long as the secured indebtedness is so secured. This limitation does not apply to:

•

security created over any shares in or any securities owned by any subsidiaries that are not principally engaged in the business of insurance and that do not contribute more than 10% of the Guarantor’s total aggregate consolidated gross premium income as reflected in the most recent annual profit and loss account of the Guarantor and its consolidated subsidiaries;

•	security created in the normal course of the insurance business carried on in a manner consistent with generally accepted insurance practice for that insurance business;

•	security created in the normal course of the asset management business carried on in a manner consistent with generally accepted practices for that asset management business

•	security or preference arising by operation of any law;

•	security over real property to secure borrowings to finance the purchase or improvement of that real property;

•	security over assets existing at the time of the acquisition of those assets; and

•

security not otherwise permitted by the foregoing clauses that secures borrowed moneys in an aggregate principal amount not exceeding 50% of the Guarantor’s total aggregate consolidated indebtedness with an original maturity of more than two years.

Issuer Substitution	The Issuer may at any time following a consolidation, merger or sale of all or substantially all of its assets, without the consent of the holders, substitute itself as principal debtor under the Notes following consolidation, merger or sale of all or substantially all of its assets with such a substitute company in accordance with the terms of the Indenture, provided that, immediately after giving effect to such transaction, no Event of Default has occurred or is continuing in respect of the Notes and no payment in respect of such Notes is at the relevant time overdue. See “Description of the Notes and Guarantees—Issuer Substitution.”

Events of Default	Events of Default include (a) failure to pay principal or premium, if any, on any Note when due, and continuance of such a default; (b) failure to pay any interest (including any Additional Amounts) on any Note when due, and continuance of such a default for a period of 30 days and within which period such default has not been remedied by the Guarantor making such payment; (c) failure to perform any of our other covenants or the breach of any of the warranties contained in the Notes, Guarantees or in the Indenture after being given written notice and such failure has not been remedied within 90 days after written notification to the Issuer or the Guarantor from the holder; and (d) certain events in bankruptcy, insolvency or reorganization of the Guarantor or the Issuer as set out in the Indenture. See “Description of the Notes and Guarantees—Events of Default and Remedies.”

Additional Amounts	We will pay, subject to certain exceptions, Additional Amounts that may be necessary to gross up payments of interest only on the Notes in accordance with “Description of the Notes and Guarantees—Payment of Additional Amounts” for any withholding tax imposed or levied by or on behalf of the United States, the Netherlands, Bermuda or any other jurisdiction in which the Issuer or the Guarantor is organized.

U.S. Federal Income Tax Considerations	For a discussion of material U.S. federal income tax consequences of purchase, ownership and disposition of the Notes, see “Taxation in the United States.”

Form	We will issue the Notes only in fully registered form, without coupons, in the form of beneficial interests in one or more separate global securities (the “Global Securities”) registered in the name of Cede & Co., as nominee for The Depository Trust Company, which we refer to as “DTC.” The Notes will not be issued in definitive form, except under certain limited circumstances described herein. See “Description of the Notes and Guarantees”. The Notes will be issued only in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Clearing Systems; Book-Entry System	The Notes will be accepted for clearance by DTC, Euroclear and Clearstream, Luxembourg. The initial distribution of the Notes will be cleared through DTC only. Beneficial interests in the Global Securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream, Luxembourg. Owners of beneficial interests in the Notes will receive all payments in respect of their Notes in U.S. dollars.

Listing; Trading	It is anticipated that application will be made to list the Notes on the New York Stock Exchange. No assurance can be given that such application will be approved or that the Notes will be listed and, if listed, that the Notes will remain listed for the entire term of the Notes. The Notes may be listed on another exchange in the Issuer’s sole discretion.

Governing Law	The Notes, the Guarantees and the related Indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Use of Proceeds	We intend to use (i) the net proceeds of this offering to provide funds for the repurchase of certain series of unregistered subordinated notes issued by the Guarantor (the “Target Subordinated Notes”) in connection with a concurrent tender offer which is made only to eligible non-U.S. holders outside the United States (“Concurrent Tender Offer”) and (ii) any remaining net proceeds for general corporate purposes.

The Concurrent Tender Offer is conditioned upon the satisfaction or waiver of certain conditions, including a financing condition, and we cannot assure you that the Concurrent Tender Offer will be consummated in accordance with its terms, or at all, or that the Target Subordinated Notes will be tendered and purchased in the Concurrent Tender Offer. This offering is not conditioned upon the consummation of the Concurrent Tender Offer.

This prospectus supplement does not relate to the Concurrent Tender Offer, which is only made upon the terms and subject to the conditions set out in the tender offer memorandum for the Concurrent Tender Offer (the “Tender Offer Memorandum”). Nothing in this prospectus supplement shall be construed as an offer to purchase any series of the Target Subordinated Notes, as the Concurrent Tender

Offer is being made only to the recipients of, and upon the terms and conditions set forth in, the Tender Offer Memorandum. See “Use of Proceeds”.

Trustee	The Bank of New York Mellon Trust Company, N.A., 311 South Wacker Drive, Suite 6200B, Floor 62, Chicago, Illinois 60606 Attention: Global Corporate Trust

Conflict of Interest	Certain of the underwriters and their affiliates may be holders of our Target Subordinated Notes. Such underwriters may receive a portion of the net proceeds from this offering to the extent that such Target Subordinated Notes are repurchased pursuant to the Concurrent Tender Offer. In addition, Morgan Stanley Europe SE, an affiliate of one of the underwriters, is acting as dealer manager in the Concurrent Tender Offer.

RISK FACTORS

Investing in the Notes involves risks, including the risks described below. Before you invest in the Notes, you should carefully consider the risks and uncertainties described in this prospectus supplement, under “Risk Factors” in the accompanying prospectus and in the documents incorporated by reference, including the risks identified under “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2025 incorporated by reference herein. See “Where You Can Find More Information” for information about how to obtain a copy of these documents.

Risks Relating to Our Business

For a discussion on the risks relating to our business, see Item 3 (“Key Information—Risk Factors”) on pages 276 to 296 and Item 11 (“Quantitative and Qualitative Disclosures About Market Risks”) on page 82 of our Annual Report on Form 20-F for the year ended December 31, 2025 and our other filings with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

The unaudited pro forma financial information incorporated by reference in this prospectus supplement is presented for illustrative purposes only and does not purport to be indicative of our financial condition or results of operations following the completion of the Sale.

The unaudited pro forma financial information incorporated by reference in this prospectus supplement is presented for illustrative purposes only. It is based on various adjustments, assumptions and preliminary estimates and may not be an indication of Aegon’s financial condition or results of operations following the completion of the Sale for several reasons. Aegon’s actual financial condition and results of operations following the completion of the Sale may not be consistent with, or evident from, the pro forma financial information. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect our financial condition or results of operations following the completion of the Sale. Aegon’s potential for future business performance and financial results must be considered in light of the risks, uncertainties, expenses and difficulties described in this prospectus supplement, the accompanying prospectus, and the documents incorporated herein by reference.

Risks Relating to the Notes and the Guarantees

The Issuer is a financing vehicle and is reliant on the business of the Aegon Group.

The Issuer is a financing vehicle with no business operations of its own, other than raising financing, advancing funds to and receiving funds from the Aegon Group. Accordingly, the Issuer has no trading assets and does not generate trading income but may generate interest income on its activities. Interest payments in respect of the Notes will effectively be paid from cash flows generated from the business of the Aegon Group and accordingly the ability of the Issuer to pay interest on and repay the Notes will be subject to all the risks to which the Aegon Group is subject. The ability of the Issuer to make interest payments on the Notes is therefore dependent on receipt of payments from companies within the Aegon Group. If these payments are not made by companies within the Aegon Group, for whatever reason, the Issuer would not expect to have any other sources of funds available to it that would be sufficient to make payments on the Notes. In such circumstances, holders would have to rely upon claims for payment under the Guarantees. See also “—The Guarantor is a holding company and the Guarantor’s obligations under the Guarantees will effectively rank junior to the liabilities of the Guarantor’s current and future subsidiaries (other than the Issuer) to the extent of the assets of such subsidiaries” and “Description of the Notes and Guarantees”.

The Guarantor is a holding company and the Guarantor’s obligations under the Guarantees will effectively rank junior to the liabilities of the Guarantor’s current and future subsidiaries (other than the Issuer) to the extent of the assets of such subsidiaries.

The Notes are fully, unconditionally and irrevocably guaranteed by the Guarantor but are not guaranteed by any of its subsidiaries. The Guarantor is a holding company and substantially all of its operations are conducted through its subsidiaries. Therefore, the Guarantor depends primarily on the earnings and cash flows of, and the distribution of funds from, these subsidiaries to meet its debt obligations, including its obligations under the Guarantees.

The Guarantor’s obligations under the Guarantees will effectively rank junior to the liabilities of the Guarantor’s current and future subsidiaries to the extent of the assets of such subsidiaries and to the Guarantor’s secured indebtedness.

In the event that any of the Guarantor’s subsidiaries becomes insolvent, liquidate, reorganize, dissolve or otherwise wind up, the assets and earnings of those subsidiaries will be used first to satisfy the claims of their policyholders, creditors, trade creditors, banks and other lenders and judgment creditors, and the ability of holders of the Notes to benefit indirectly from those assets and earnings, will therefore be effectively subordinated to the claims of creditors, including trade creditors, of those subsidiaries (other than the Issuer).

The Notes are a new issue of securities for which there currently is no established trading market. If an active trading market does not develop for the Notes, you may be unable to sell your Notes or to sell your Notes at a price that you deem sufficient.

The Notes are a new issue of securities for which there is currently no public market nor is there is an existing trading market. Although the Issuer intends to apply to list the Notes on the New York Stock Exchange, a listing on a stock exchange or other trading market does not imply that a trading market for the Notes will develop or continue. There can be no assurance that any market for the Notes will develop or continue or, if one does develop, that it will be maintained, that any market for the Notes will be liquid or that holders will be able to sell their Notes when desired, or at all, or at prices they find acceptable. The liquidity of, and trading market for, the Notes may also be adversely affected by general declines in the market for similar securities

The underwriters may make a market in the Notes as permitted by applicable laws and regulations, but will have no obligation to do so, and any such market-making activities may be discontinued at any time. Therefore, there can be no assurance as to the liquidity of any trading market for the Notes or that an active public market for the Notes will develop, in which case you may be unable to sell the Notes at opportune times, at opportune prices or at all.

The Notes and the Guarantees will be unsecured, and therefore will effectively be subordinated to any secured debt.

The Notes and the Guarantees will not be secured by any of the Issuer’s or the Guarantor’s assets or those of other companies in the Aegon Group. As a result, the Notes and the Guarantees are effectively subordinated to any secured debt incurred by the Issuer or the Guarantor to the extent of the assets securing that indebtedness.

In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of the Issuer’s or a Guarantor’s secured debt may assert rights against the secured assets in order to receive full payment of their debt before the assets may be used to pay the holders. In any such event, there is no assurance to holders that there will be sufficient assets to pay amounts due on the Notes.

The Indenture does not restrict the amount of additional debt that the Issuer or the Guarantor may incur.

The Notes and the Indenture under which the Notes will be issued do not place any limitation on the amount of debt that may be incurred by the Issuer or the Guarantor, including debt that matures prior to the Notes. The Aegon Group may incur substantial additional indebtedness in the future, including in connection with future acquisitions, some of which may be secured by some or all of the Aegon Group’s assets. The terms of the Notes will not limit the amount of indebtedness the Aegon Group may incur. Any such incurrence of additional indebtedness could exacerbate the related risks that the Aegon Group faces.

The Issuer’s and the Guarantor’s incurrence of additional debt may have important consequences for you as holder, including making it more difficult for us to satisfy our obligations with respect to the Notes or the Guarantees and a loss in the trading value of your Notes. In addition, the Notes are unsecured and do not contain any restriction on the giving of security by the Issuer or the Guarantor over present and future indebtedness. Where security has been granted over assets of the Issuer or the Guarantor to secure indebtedness, in the event of any insolvency or winding-up of the Issuer or the Guarantor, such indebtedness will rank in priority over the Notes and other unsecured indebtedness of the Issuer or the Guarantor in respect of such assets.

Civil liabilities or judgments against the Guarantor or its directors and officers or experts named herein and in the accompanying prospectus based on U.S. federal or state securities laws may be difficult or impossible to enforce.

The Guarantor is a company incorporated under the laws of Bermuda. Future guarantors may also be organized outside the United States. Some of the Guarantors’ respective directors reside outside of the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States against the Guarantor or certain of the Guarantor’s respective directors or experts named herein and in the accompanying prospectus or to enforce judgments against any of them, including those obtained in original actions or in actions to enforce judgments of the U.S. courts, predicated upon the civil liability provisions of the federal or state securities laws of the United States.

We may redeem the Notes in whole or in part at our option prior to their maturity.

Prior to the Par Call Date, we may redeem the Notes, at our option, at any time or from time to time at a make-whole redemption price, plus any accrued and unpaid interest to, but excluding, the redemption date. The optional redemption feature may affect the market value of the Notes. The market value of the Notes generally may not rise above the price at which they can be redeemed.

Potential investors should consider reinvestment risk as they may not be able to reinvest the redemption proceeds in a comparable investment at an effective interest rate as high as that of the Notes.

On or after the Par Call Date, we may also, at our option, redeem the Notes, in whole or in part, at a redemption price of the principal amount of the Notes together with any accrued and unpaid interest to, but excluding, the date of redemption.

Such an early redemption of the Notes may result, for the holders, in a yield that is lower than anticipated. In addition, our redemption right may also adversely affect your ability to sell the Notes as their redemption date approaches. See “Description of the Notes and Guarantees—Redemption”.

We may redeem the Notes at our option upon the occurrence of a change in relevant tax laws.

We may redeem the Notes in whole (but not in part), at our option, at a price equal to their principal amount plus accrued and unpaid interest and any additional amounts, upon the occurrence of a change in the laws or regulations of any Relevant Taxing Jurisdiction, as defined herein under “Description of the Notes and

Guarantees.” If we choose to redeem the Notes, there is no guarantee that holders will be able to reinvest the proceeds received upon redemption in a comparable investment at an effective interest rate as high as that of the Notes.

Changes in our credit ratings or the debt markets could adversely affect the price of the Notes.

The price at which the Notes may be sold depends on many factors, including:

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by, or the market price for the Notes issued by, other comparable companies or companies in similar industries to us;

•	our financial condition, financial performance and future prospects; the overall condition of the financial markets; and the market, if any, for the Notes.

Financial market conditions and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the Notes. In addition, credit rating agencies periodically review their ratings and ratings outlook for various companies, including us. The credit rating agencies evaluate our industry as a whole, our competitors and various markets in which we compete, and may change their credit rating for us based on their view of these factors. A negative change in our rating or outlook is likely to have an adverse effect on the price of the Notes

USE OF PROCEEDS

The gross proceeds from this offering will be $500,000,000. We estimate that the net proceeds from this offering after deducting the underwriting discount and before paying the offering expenses will be approximately $496,430,000. We intend to use (i) the net proceeds of this offering to fund the repurchase of the Target Subordinated Notes in connection with a Concurrent Tender Offer and (ii) any remaining net proceeds for general corporate purposes.

The Concurrent Tender Offer is conditioned upon the satisfaction or waiver of certain conditions, including a financing condition, and we cannot assure you that the Concurrent Tender Offer will be consummated in accordance with its terms, or at all, or that the Target Subordinated Notes will be tendered and purchased in the Concurrent Tender Offer. This offering is not conditioned upon the consummation of the Concurrent Tender Offer.

This prospectus supplement does not relate to the Concurrent Tender Offer, which is only made upon the terms and subject to the conditions set out in the Tender Offer Memorandum. Nothing in this prospectus supplement shall be construed as an offer to purchase any series of the Target Subordinated Notes, as the Concurrent Tender Offer is being made only to the recipients of, and upon the terms and conditions set forth in, the Tender Offer Memorandum.

Certain of the underwriters and their affiliates may be holders of our Target Subordinated Notes. Such underwriters may receive a portion of the net proceeds from this offering to the extent that such Target Subordinated Notes are repurchased pursuant to the Concurrent Tender Offer. In addition, Morgan Stanley Europe SE, an affiliate of one of the underwriters, is acting as dealer manager in the Concurrent Tender Offer.

CAPITALIZATION

The following table sets forth Aegon’s consolidated capitalization (a) as of December 31, 2025 and (b) as of December 31, 2025, as adjusted to give effect to this offering of the Notes. It is important that you read this table in conjunction with, and it is qualified by reference to, “Selected Historical Financial Data” and the historical financial statements and related notes in the Annual Report, including the section “Operating and Financial Review and Prospects,” and other financial data included elsewhere or incorporated by reference in this prospectus supplement.

	As of December 31, 2025
	Actual	Adjusted
	(in millions of €)
Common shares par value (1)	189	189
Common shares B par value (1)	40	40
Share premium	6,853	6,853
Retained earnings	4,238	4,238
Treasury shares	(447)	(447)
Revaluation reserves	(2,519)	(2,519)
Remeasurement of defined benefit plans	(966)	(966)
Other reserves	43	43

Shareholders’ equity	7,432	7,432
Share options and incentive plans	101	101
Junior perpetual capital securities (2)(6)(7)	923	923
Perpetual contingent convertible securities	500	500
Perpetual cumulative subordinated bonds (7)	454	454
Non-controlling interest	85	85

Group equity	9,495	9,495
Notes offered hereby (3)	—	426
Subordinated borrowings (4)	1,461	1,461
Trust pass – through securities (4)	99	99
Senior Debt (5)(6)	1,396	1,396

Debt	2,956	3,382

Total capital base	12,451	12,877

(1)

On December 31, 2025, our total authorized share capital consisted of 4,000,000,000 common shares and 2,000,000,000 common shares B, each with a par value of €0.12 per share. At the same date, 1,573,119,870 common shares and 335,830,640 common shares B were issued. All of our issued shares are fully paid-up. As of December 31, 2025, Aegon held 68,791,547 common shares and 7,945,440 common shares B as treasury shares and Vereniging Aegon held 270,149,311 common shares and 327,885,200 common shares B.

(2)

Consists of two series of junior perpetual capital securities in aggregate principal amounts of $500 million and €950 million, respectively, with an aggregate carrying amount of €923 million. On April 5, 2022, Aegon completed a tender offer buying back €429 million of perpetual capital securities, part of the €950 million notes issued in 2004.

(3)	The amounts of the Notes offered hereby are calculated using the EUR/USD exchange rate on April 30, 2026, being 1.1726.
(4)	Rank junior to the Notes offered hereby and the Guarantees.
(5)	Rank senior to the subordinated notes and subordinated guarantees.

(6)

The amounts of the junior perpetual capital securities and Senior Debt denominated in USD and GBP are calculated using the EUR/USD and EUR/GBP exchange rates, as applicable, on December 31, 2025, which was 1.1733 and 0.8727, respectively.

(7)	Up to $1,643 million of such securities are subject to the Concurrent Tender Offer, using the EUR/USD exchange rate on December 31, 2025, which was 1.1733.

INCORPORATION OF CERTAIN INFORMATION WE FILE WITH THE SEC

As permitted by the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information you can find in our registration statement or the exhibits to the registration statement. The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that:

•	incorporated documents are considered part of this prospectus supplement and the accompanying prospectus;

•	we can disclose important information to you by referring you to those documents;

•

information that we file with the SEC after the date of this prospectus supplement that is incorporated by reference in this prospectus supplement and the accompanying prospectus automatically updates and supersedes this prospectus supplement and the accompanying prospectus; and

•

information that is more recent that is included in this prospectus supplement and the accompanying prospectus automatically updates and supersedes information in documents incorporated by reference with a date earlier than this prospectus supplement.

We incorporate by reference into this prospectus supplement and the accompanying prospectus our documents listed below. Unless otherwise noted, all documents incorporated by reference have the SEC file number 1-10882.

•	Annual Report of Aegon Ltd. on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 26, 2026.

•	Annual Report of Aegon Ltd. on Form 20-F/A for the fiscal year ended December 31, 2025, filed with the SEC on April 1, 2026.

•	Pages 102-118 of Annual Report of Aegon Ltd. on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 27, 2025

•	Current Report on Form 6-K furnished with the SEC on April 28, 2026, containing certain pro forma financial information of Aegon in respect of the Sale.

•

Each of the following documents that we file with or furnish to the SEC after the date of this prospectus supplement from now until we terminate the offering of securities under this prospectus supplement, the accompanying prospectus and the registration statement:

•	reports filed under Section 13(a), 13(c) or 15(d) of the Exchange Act, and

•	reports filed or furnished on Form 6-K that indicate that they are incorporated by reference in this prospectus supplement or the accompanying prospectus.

These documents contain important information about us and our financial condition. You may obtain copies of these documents in the manner described above. You may also request a copy of these filings (excluding exhibits) at no cost by contacting us as follows or by visiting our web site at https://www.aegon.com. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus supplement.

Investor Relations

Aegon Ltd.

World Trade Center Schiphol

Schiphol Boulevard 223

1118 BH Schiphol

The Netherlands

Tel: +31 20 - 259 24 93

E-mail: ir@aegon.com

FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus supplement and the documents incorporated by reference herein that are not historical facts are forward-looking statements as defined in the US Private Securities Litigation Reform Act of 1995. The following are words that identify such forward-looking statements: aim, believe, estimate, target, focus, intend, may, expect, anticipate, predict, project, counting on, plan, continue, want, forecast, goal, should, would, could, is confident, will, and similar expressions as they relate to Aegon. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. In addition, any statements that refer to sustainability, environmental and social targets, commitments, goals, efforts and expectations and other events or circumstances that are partially dependent on future events are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Aegon undertakes no obligation, and expressly disclaims any duty, to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which merely reflect company expectations at the time of writing.

Actual results may differ materially and adversely from expectations conveyed in forward-looking statements due to changes caused by various risks and uncertainties. Such risks and uncertainties include but are not limited to the following:

•

Financial Risks - Rapidly rising, or sustained low or negative interest rates; financial market disruptions, adverse economic conditions and political or regional instability; elevated levels of inflation; illiquidity of investment assets; credit risks, valuation declines, and defaults in investment portfolios or counterparty failures; equity market declines; real estate market downturns; default of a major financial institution and systemic risks; unavailable, unaffordable, or insufficient reinsurance, and failure of reinsurers, to whom Aegon has ceded risk, to meet their obligations; a credit rating downgrade; currency exchange rate fluctuations; asset-liability management risks; unexpected investment valuation changes and impairments.

•

Underwriting Risks - Differences between actual claims experience and underwriting or reserve assumptions; Inadequate pricing of products with guarantees; restrictions on underwriting criteria and data usage; product underperformance and exposure to litigation or negative publicity; reinsurance may be unavailable, unaffordable, or insufficient; catastrophic events.

•

Operational Risks - competitive factors; unsuccessful acquisitions, divestitures, or major reorganizations; difficulties in distributing and marketing products through current and future channels; slow adoption of emerging technologies; unsuccessful management of climate risk exposure; gaps in risk management policies and processes; disruptive events undermining the resilience of business services and IT systems; evolving cybersecurity threats and security breaches; actual or perceived data privacy non-compliance or security breaches; inaccuracies in econometric, financial, or actuarial models, or differing interpretations of underlying methodologies; inaccurate, incomplete or unsuccessful quantitative models, algorithms or calculations; bankruptcy, service disruptions, or poor performance by third-party providers or their subcontractors; challenges in attracting, retaining or motivating key personnel; the ability to consummate the Sale and the timing thereof; whether the Sale is able to achieve the strategic objectives of such transaction.

•

Political, regulatory, and supervisory risks - Any further requirements to increase Aegon’s technical provisions and/or hold more regulatory capital; political or other instability in a country or geographic region; changes in accounting standards; limitations on the ability of subsidiaries and participations to pay dividends to Aegon Ltd.; risks of application of intervention measures.

SELECTED HISTORICAL FINANCIAL DATA

In the table below, we provide you with Aegon’s summary historical financial data. Aegon’s consolidated financial statements are prepared in accordance with IFRS, as issued by the IASB. The financial information as of December 31, 2025, 2024 and 2023 and for the three years in the period ended December 31, 2025 are derived from the annual financial statements included in our Annual Report on Form 20-F for the year ended December 31, 2025 and our Annual Report on Form 20-F for the year ended December 31, 2024. You should not assume the results of operations for any past periods indicate results for any future period.

When you read this summary historical financial data, it is important that you read it in conjunction with, and it is qualified by reference to, the historical financial statements and related notes in our Annual Report on Form 20-F for the year ended December 31, 2025, including the sections titled “Operating and Financial Review and Prospects,” and other financial data included elsewhere or incorporated by reference in this prospectus supplement.

	As of and for the year ended December 31,
	2025	2024	2023
	(in millions EUR, except per share amounts or as otherwise noted)
Consolidated income statement information:
Amounts based upon IFRS
Insurance revenue	9,097	9,841	10,386
Total net investment result	438	139	(139)
Total revenues	17,664	18,436	18,541
Result before tax from continuing operations	1,045	660	(391)
Net result from continuing operations	980	676	(182)
Earnings per common share from continuing operations (EUR) (1)
Basic	0.59	0.37	(0.11)
Diluted	0.59	0.37	(0.11)
Earnings per common share B from continuing operations (EUR) (1)
Basic	0.01	0.01	—
Diluted	0.01	0.01	—

(1)

Per share data has been calculated based on the weighted average number of common shares outstanding after giving effect to all stock dividends and share repurchases. Diluted per share data gives effect to all dilutive securities.

	As of and for the year ended December 31,
	2025	2024
	(in millions EUR, except per share amounts or as otherwise noted)
Consolidated statement of financial position information:
Amounts based upon IFRS
Total assets	317,233	327,390
Insurance contracts liabilities	176,067	188,359
Investment contract liabilities with discretionary participation features	21,281	22,332

	As of and for the year ended December 31,
	2025	2024
	(in millions EUR, except per share amounts or as otherwise noted)
Investment contracts without discretionary participation features	97,814	91,669
Subordinated borrowings	1,461	1,653
Trust pass-through securities	99	113
Shareholders’ equity	7,432	7,215

	(in thousands)
Number of common shares:
Balance at January 1	1,652,797	1,814,727
Share issuance	—	—
Stock dividends	—	—
Share withdrawals	(79,678)	(161,929)
Balance at end of period	1,573,120	1,652,797

	(in thousands)
Number of common shares B:
Balance at January 1	353,388	389,759
Share withdrawals	(17,557)	(36,371)
Balance at end of period	335,831	353,388

DESCRIPTION OF THE NOTES AND GUARANTEES

Set forth below is a summary of the material provisions of the Notes and the Guarantees pursuant to an indenture, dated as of October 11, 2001 (the “Base Indenture”), among Aegon N.V. as succeeded by Aegon Ltd., Aegon Funding Company LLC and The Bank of New York Mellon Trust Company, N.A., as successor trustee pursuant to the Agreement of Resignation, Appointment and Acceptance dated as of August 21, 2007 by and among Aegon Funding Company LLC, Aegon N.V., The Bank of New York Mellon Trust Company, N.A. and Citibank, N.A., as such indenture has been supplemented and amended to the date hereof, and as will be further supplemented and amended by an eleventh supplemental indenture to be dated as of May 7, 2026 (the “Eleventh Supplemental Indenture,” and the Eleventh Supplemental Indenture together with the Base Indenture, as supplemented and amended, the “Indenture”), among Aegon Funding Company LLC, Aegon Ltd., The Bank of New York Mellon Trust Company, N.A., as Trustee, and Citibank N.A., as Registrar and Paying Agent. The following description does not purport to be complete and is subject to and qualified in its entirety by reference to all the provisions of the Indenture, including the definition of various terms used in the Indenture. For example, this prospectus supplement describes the meanings of only the more important terms that have been given special meanings in the Indenture.

In this section, references to the “Securities” include both the Notes and the related Guarantees, except where otherwise indicated or as the context otherwise requires. References to the “Issuer”, “we”, “us” and “our” should be read to refer to Aegon Funding Company LLC, unless an Issuer Substitution (as defined below) has been notified as described in the subsection “—Issuer Substitution”, in which case, references to the “Issuer”, “we”, “our”, should be read to refer to the substituted issuer and references to the “Notes” should be read to refer to such Substituted Notes (as defined below). Any capitalized term used in this section but not defined shall have the meaning ascribed to such term in the Indenture.

General

In this offering, Aegon Funding Company LLC (the “Issuer”) will issue Notes in the aggregate principal amount of $500,000,000.

The Notes will be senior unsecured obligations of the Issuer and will rank equally in right of payment with all other senior indebtedness of the Issuer from time to time outstanding (save for certain obligations required to be preferred by law). The Notes will rank senior to all existing and any future subordinated indebtedness of the Issuer. See “ —Ranking of Notes and Guarantees” below.

In certain circumstances, the Notes may be redeemed at the option of the Issuer as described under “ —Optional Redemption” below. The Notes will not be subject to repayment at the option of the holders of the Notes.

Guarantees

The due and punctual payment of principal, premium, if any, and interest (including Additional Amounts (as defined below)) due under the Notes will be fully and unconditionally guaranteed (the “Guarantees”) by Aegon Ltd. (in such capacity, the “Guarantor”) on a senior unsecured basis, when and as any such payments become due and payable, whether at the Stated Maturity, upon declaration of acceleration, call for redemption or otherwise, in accordance with the Indenture.

The Guarantees will be senior unsecured obligations of the Guarantor. The Guarantees will rank equally in right of payment among themselves and with respect to all other senior obligations of the Guarantor (save for certain obligations required to be preferred by law). See “ —Ranking of Notes and Guarantees” below.

The Guarantor’s obligations under the Guarantees are as principal obligor and not merely as surety, and are enforceable irrespective of any invalidity, irregularity or unenforceability of the Notes or the Indenture and the

Guarantor has waived any right to require a proceeding against the Issuer before its obligations under the Guarantees become effective.

Ranking of Notes and Guarantees

The Notes will not be secured by any of the Issuer’s assets or properties. As a result, by owning the Notes, holders will be the Issuer’s unsecured creditors. The Notes will be senior unsecured obligations of the Issuer and will rank equally in right of payment among themselves and with all other senior indebtedness of the Issuer (save for certain obligations required to be preferred by law). The Notes will rank senior to all existing and any future subordinated indebtedness of the Issuer. The Notes will be effectively subordinated to any future secured indebtedness of the Issuer to the extent of the assets securing that indebtedness and to any future indebtedness and other liabilities of any subsidiaries of the Issuer. The Issuer does not have any subsidiaries as of the date of this prospectus supplement.

The Guarantees will not be secured by any of the Guarantor’s assets or properties. As a result, if the Guarantor is required to pay under the Guarantees, holders of the Notes would be unsecured creditors of the Guarantor. The Guarantees are senior unsecured obligations of the Guarantor and rank equally in right of payment among themselves and with all other senior obligations of the Guarantor (save for certain obligations required to be preferred by law) from time to time outstanding. The Guarantees will rank senior to all existing and any future subordinated indebtedness of the Guarantor. The Guarantees will be effectively subordinated to any existing and future secured indebtedness of the Guarantor, to the extent of the assets securing that indebtedness, and to the extent of the existing and future indebtedness and other liabilities of any of the Guarantor’s subsidiaries (other than the Issuer).

The Guarantees, Notes and the Indenture do not limit the ability of the Issuer or the Guarantor to create additional indebtedness. The Issuer’s and the Guarantor’s ability to secure such indebtedness with their respective additional assets is limited by the limitations set out under “ —Covenants—Limitation on Liens” below. If the Issuer or Guarantor incurs additional indebtedness and secures such indebtedness with its assets, rights of holders to receive payments under the Notes or the Guarantees, as applicable, will be effectively subordinated to the rights of the holders of such future secured indebtedness to the extent of the assets securing such indebtedness.

The subsidiaries of the Guarantor are separate and distinct legal entities and have no obligation to pay any amounts due on the Guarantees or to provide the Issuer with funds for its payment obligations. The Guarantor’s right to receive any assets of any of its subsidiaries, as an equity holder of such subsidiaries, upon their liquidation or reorganization, and therefore the right of the holders of the Notes to participate in those assets through the Guarantees, will be effectively subordinated to the claims of that subsidiary’s creditors, including obligations to policyholders. The Guarantees do not restrict the ability of the Guarantor’s subsidiaries to incur additional indebtedness or other liabilities. Even if the Guarantor were a creditor of any of its subsidiaries, its rights as a creditor would be subordinate to any secured interest in the assets of its subsidiaries and any indebtedness of its subsidiaries senior to that held by the Guarantor.

As of December 31, 2025, Aegon Ltd. had outstanding €947 million of junior perpetual capital securities, €1,136 million of subordinated debt securities, €745 million of senior debt securities and €500 million of perpetual contingent convertible securities related to insurance activities, all in aggregate principal amount. Aegon Ltd. had no secured debt. As of December 31, 2025, AFC had outstanding $648 million in aggregate principal amount of senior debt securities, no secured and $788 million in aggregate principal amount of subordinated debt securities. AFC does not have any subsidiaries.

Form and Denominations

The Notes will be issued only in registered form without coupons and in denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

Except in limited circumstances, the Notes will be issued in the form of one or more global notes. See “Description of Debt Securities—Form, Exchange and Transfer” in the accompanying prospectus.

Further Issues

The Issuer may, from time to time without the consent of the holders, issue additional notes on terms and conditions identical to those of the Notes (other than issue date, issue price and first interest payment date), which additional notes will increase the aggregate principal amount of, and will be consolidated and form a single series with, the Notes; provided, however, that if such additional notes are not fungible with the Notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP or other identifying number from those of the Notes.

Payment Provisions

Stated Maturity and Maturity

The principal amount of the Notes will come due on May 7, 2036 (the “Stated Maturity”). The principal amount of the Notes may become due before its Stated Maturity by reason of redemption or acceleration after a default. The day on which the principal of the Notes actually becomes due, whether at its Stated Maturity or earlier, is called the “Maturity” of the principal amount of the Notes.

Payments on the Notes

The Notes will bear interest at the rate of 5.625% per annum, payable semi-annually in arrear on May 7 and November 7 of each year, beginning on November 7, 2026 (each date an “Interest Payment Date”). Each payment of interest due on an Interest Payment Date or at Maturity will include interest accrued from and including the last date to which interest has been paid or made available for payment, or from the Issue Date, if none has been paid, to but excluding the immediately following payment date.

For interest due on the Notes on an Interest Payment Date, the Issuer will pay the interest to the holder in whose name the Note is registered at the close of business on the regular record date relating to the Interest Payment Date. For interest due at Maturity but on a day that is not an Interest Payment Date, the Issuer will pay the interest to the registered holder entitled to receive the principal amount of the Note. For the principal amount due on the Notes at Maturity, the Issuer will pay the amount to the holder of the Note against surrender of the Note at the proper place of payment.

Interest for the Notes will be computed on a fixed rate basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the number of days elapsed. If any Interest Payment Date falls on a day that is not a Business Day, interest will be paid the following day that is a Business Day with the full force and effect as if paid on the Interest Payment Date.

The regular record date relating to each Interest Payment Date will be the date that is 15 calendar days immediately prior to such Interest Payment Date, whether or not such date is a Business Day.

All payments are subject in all cases to (i) any applicable fiscal or other laws, regulations and directives in the place of payment, but without prejudice to the provisions described under “—Payment of Additional Amounts” and (ii) withholding or deduction imposed or required pursuant to FATCA, which refers to (1) sections 1471 to 1474 of the United States Internal Revenue Code or any associated regulations or other official guidance; (2) any treaty, law, regulation or other official guidance enacted or adopted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of (1) above; or (3) any agreement pursuant to the implementation of (1) or (2) above with the United States Internal Revenue Service, the United States government or any governmental or taxation authority in any other jurisdiction (“FATCA”).

Payments on Notes in Global Form.

For Notes issued in global form, the Issuer will make payments on the Notes in accordance with the applicable policies of DTC or other depositary as in effect from time to time. Under those policies, the Issuer will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in a global note. An indirect holder’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

Payment When Offices Are Closed

If any payment on the Notes is due on a day that is not a Business Day, the Issuer will make the payment on the day that is the next Business Day. Payments postponed to the next Business Day in this situation will be treated under the Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the Notes, Guarantees or the Indenture. No interest will accrue on the postponed amount from the original due date to the next day that is a Business Day.

“Business Day” means a day other than a Saturday, a Sunday or a day on which commercial banking institutions are authorized or required by law or executive order to close or be closed in The City of New York, or with respect to a place of payments, in such place of payment.

Paying Agent and Transfer Agent

Initially, the Issuer has appointed Citibank, N.A. as the registrar, paying agent and transfer agent for the Notes. The Issuer must notify holders of changes in the paying agent as described under “—Notices” below.

Unclaimed Payments

All money paid by the Issuer or a Guarantor to a Paying Agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to the Issuer or such Guarantor. After that two-year period, the holder may look only to the Issuer and the Guarantors for payment and not to the Trustee, any Paying Agent or anyone else.

Payment of Additional Amounts

All payments (whether in respect of principal, redemption amount, interest or otherwise) by or on behalf of the Issuer or the Guarantor in respect of the Notes or the Guarantee, respectively, will be made free and clear of, and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the United States, the Netherlands, Bermuda or any other jurisdiction in which the Issuer or the Guarantor is organized, tax resident or engaged in business, or any political subdivision thereof or any authority or agency therein or thereof having power to tax (a “Relevant Taxing Jurisdiction”), unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, the Issuer or the Guarantor, as applicable, will pay such additional amounts (all such amounts being referred to herein as “Additional Amounts”) as may be necessary in order that the net amounts receivable by the holder of the Securities after such withholding or deduction will equal the respective amounts that would have been receivable by such holder in the absence of such withholding or deduction; except that no such Additional Amounts will be payable in relation to any payment in respect of the Securities:

(1)

in the case of payments by the Guarantor, presented for payment by or on behalf of a holder who is liable for such taxes, duties, assessments or governmental charges in respect of the Notes by reason of such holder or its beneficial owner having some connection with Bermuda or the Netherlands by which such taxes, duties, assessments or governmental charges have been imposed, levied, collected, withheld or assessed other than the mere holding of the Notes;

(2)

in the case of payments by the Issuer or the Guarantor, presented for payment by or on behalf of a holder who is liable for such taxes, duties, assessments or governmental charges in respect of the Notes by reason of such holder or its beneficial owner having some connection with the United States by which such taxes, duties, assessments or governmental charges have been imposed, levied, collected, withheld or assessed other than the mere holding of the Notes;

(3)

presented for payment (where presentation is required) more than 30 days after the later of (i) the due date for such payment or (ii) the date the Issuer or the Guarantor, as the case may be, provides funds to make such payment to the Paying Agent, except to the extent that the relevant holder would have been entitled to such Additional Amounts on presenting the same for payment on the expiry of such period of 30 days;

(4)	in respect of any estate, inheritance, gift, sales, transfer, wealth, personal property or similar tax, assessment or other governmental charge;

(5)

in the case of payments by the Issuer or the Guarantor, with respect to United States taxes, any tax imposed by reason of (1) the holder’s past or present status as a tax-exempt organization with respect to the United States, (2) the existence of any present or former connection between the holder (or between a fiduciary, settlor, beneficiary or member of such holder, if such holder is an estate, a trust or a partnership) and the United States, including without limitation, such holder (or such fiduciary, settlor, beneficiary or member) being or having been a citizen or resident or treated as a resident thereof, or being or having been engaged in a trade or business or present therein, or having or having had a permanent establishment therein, or (3) such holder’s present or former status as a personal holding company, foreign personal holding company, a passive foreign investment company, or a controlled foreign corporation for United States tax purposes or as a corporation which accumulates earnings to avoid United States Federal income tax, and not merely by reason of the fact that payments in respect of the Notes are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in, the United States;

(6)

in the case of payments by the Issuer or Guarantor, any withholding or deduction which would not be imposed but for the failure of such holder to comply with certification, identification, or other information reporting requirements concerning their nationality, residence, identity and/or their connections with the United States (including, but not limited to, providing the applicable United States Internal Revenue Service Form W-8 and any necessary supporting statements or documentation), if such compliance is required by law in the United States or by regulation or the competent United States tax authorities as a precondition of exemption from such tax, assessment or other governmental charge;

(7)

in the case of payments by the Issuer or the Guarantor, in respect of any United States tax, assessment or other governmental charge imposed as a result of a holder or beneficial owner’s actual or constructive holding of 10% or more of the total combined voting power of all classes of stock of the Issuer entitled to vote or as the result of the holder or beneficial owner being a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(8)	in respect of any tax, assessment or other governmental charge imposed under FATCA;

(9)	in respect of any tax imposed or withheld pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021); or

(10)	any combination of items (1) through (9) above;

nor shall Additional Amounts be paid with respect to any payment of the principal of, premium, if any, or any interest on any Note or Guarantee to any holder who is a fiduciary, a partnership or a beneficial owner and who is other than the sole beneficial owner of the payment to the extent the fiduciary or a member of the partnership or a beneficial owner would not have been entitled to any additional amount had it been the holder of the Note.

The holders and the beneficial owners of the Notes are solely responsible for obtaining, completing, delivering and renewing any forms, certificates or other evidence that may be required to claim an exemption from, or a reduction in the rate of, any withholding or deduction of taxes. The Issuer and the Guarantor are not obliged to provide any refund procedure in respect of any amounts withheld pursuant to the provisions hereof.

Whenever there is mentioned, in any context, the payment in respect of the Notes or the Guarantees, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in the Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the Indenture.

Redemption

The Issuer will not be permitted to redeem the Notes before their Stated Maturity, except as set forth below. The Notes will not be entitled to the benefit of any sinking fund, meaning that the Issuer will not deposit money on a regular basis into any separate account to repay the Notes. In addition, holders will not be entitled to require the Issuer or the Guarantors to repurchase their Notes before their Stated Maturity, except as set forth below.

Optional Redemption

Prior to February 7, 2036 (three months prior to their Stated Maturity) (the “Par Call Date”), the Issuer may redeem the Notes in whole or in part, at its option, at any time and from time to time, at a redemption price (expressed as a percentage of the principal amount of the Notes to be redeemed and rounded to three decimal places) equal to the greater of:

(a)

(i) the sum of the present values determined by the Issuer of the remaining scheduled payments of principal and interest thereon (assuming the Notes matured on the Par Call Date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months, and in the case of an incomplete month, the number of days elapsed) at the Treasury Rate plus 20 basis points, less (ii) any accrued and unpaid interest to, but excluding, the redemption date, or

(b)	100% of the principal amount of the Notes to be redeemed,

plus, in either case, any accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Issuer may redeem the Notes at its option, in whole or in part, at any one time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

In connection with such optional redemption the following defined terms apply:

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m. New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury Constant Maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Neither the Trustee nor the Paying Agent shall be responsible for calculating the redemption price or for verifying any calculations of such redemption price. Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to the Trustee, the Paying Agent and to each holder of the Notes to be redeemed.

If the Issuer decides to redeem fewer than all of the outstanding Notes (a partial redemption) and the Notes to be redeemed are global notes then held by DTC (or another depositary), the Notes to be redeemed shall be selected in accordance with the procedures of DTC (or such other depositary) or by lot. No Notes of a principal amount of less than $2,000 will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed.

Unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

Tax Redemption

If, as a result of any change in the laws or regulations of any Relevant Taxing Jurisdiction or in the official interpretation or administration of any such laws or regulations that becomes effective on or after the date of issuance of the Notes, the Issuer (or if the Guarantee is called upon, the Guarantor) would be required to pay any Additional Amounts as provided under “—Payments of Additional Amounts” on the next Interest Payment Date and the Issuer or the Guarantor, as applicable, cannot avoid this requirement by taking reasonable measures (a “Tax Event”) and the occurrence of a Tax Event is evidenced by the delivery by the Issuer or the Guarantor, as applicable, to the holders, with a copy to the Trustee, of a certificate signed by an authorized officer of the Issuer or the Guarantor, as applicable, stating that a Tax Event has occurred and is continuing, and describing the facts leading thereto, and an opinion of independent legal or tax advisers of recognized standing with respect to tax matters of the applicable Relevant Taxing Jurisdiction to the effect that a Tax Event has occurred and is continuing, the Issuer may, at its option, and having given at least 30 days’, but not more than 60 days’, notice in accordance with “—Notices” below, redeem the Notes in whole, but not in part, at a price equal to their principal amount plus any accrued and unpaid interest (including any Additional Amounts) to, but excluding, the redemption date.

Covenants

Limitation on Liens

Pursuant to the Indenture, for so long as any of the Notes remain outstanding, the Issuer and the Guarantor and their respective subsidiaries may not secure any securities or other indebtedness in respect of borrowed moneys having an original maturity of more than two years or any guarantee in respect of any such indebtedness (“Relevant Debt”), in each case now or hereafter existing, by granting security upon any of the Issuer’s or the Guarantor’s present or future assets or revenues (“Liens”) unless they, simultaneously with or prior to the creation of such security, take any and all action necessary to effectively provide that the same (or other security acceptable to the holders) is accorded to all of the Notes for so long as the secured indebtedness is so secured. This limitation does not apply to:

(a)

security created over any shares in or any securities owned by any subsidiaries that are not principally engaged in the business of insurance and that do not contribute more than 10% of the Guarantor’s total aggregate consolidated gross premium income as reflected in the most recent annual profit and loss account of the Guarantor and its consolidated subsidiaries (the “Group”);

(b)	security created in the normal course of the insurance business carried on in a manner consistent with generally accepted insurance practice for that insurance business;

(c)	security created in the normal course of the asset management business carried on in a manner consistent with generally accepted practices for that asset management business;

(d)	security or preference arising by operation of any law;

(e)	security over real property to secure borrowings to finance the purchase or improvement of that real property;

(f)	security over assets existing at the time of the acquisition of those assets; and

(g)

security not otherwise permitted by the foregoing clauses that secures borrowed moneys in an aggregate principal amount not exceeding 50% of the Guarantor’s total aggregate consolidated indebtedness with an original maturity of more than two years.

Consolidation, Merger or Disposition of Assets of the Guarantor or the Issuer

The Indenture provides that for so long as any of the Notes are outstanding, neither the Issuer nor the Guarantor may consolidate with or merge into, or sell or lease all or substantially all of their respective assets to any person, unless:

(a)	the successor person expressly assumes the Issuer’s or the Guarantor’s obligations, as applicable, under, respectively, the Notes and under the Indenture (the “Substitute”), as the case may be;

(b)

immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c)

if the Substitute is organized, tax resident or engaged in business in a jurisdiction other than a Relevant Taxing Jurisdiction, such entity agrees to pay any Additional Amounts in respect of any taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of that other jurisdiction or any authority therein or thereof having power to tax, corresponding to the obligation (and relevant exceptions) to pay Additional Amounts as set forth under “—Payment of Additional Amounts” (in which case the provisions of “ —Redemption —Tax Redemption” shall also apply to that other jurisdiction as if it were a Relevant Taxing Jurisdiction, provided that the change in the laws or regulations or in the official interpretation or administration described therein becomes effective after the date of the merger, consolidation, sale or lease).

Provision of Information

For so long as any Notes are outstanding and the Guarantor or any successor Guarantor is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Guarantor shall be deemed to have satisfied its reporting obligations under this covenant in the Indenture by filing or furnishing annual, quarterly and other reports that it is required to file with or furnish to the SEC, including its annual reports on Form 20-F and its reports on Form 6-K or copies of the information included in such reports on Form 6-K (or its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, if the reporting person is not a foreign private issuer). The Guarantor or any successor Guarantor shall not be required to furnish such reports separately to the Trustee or holders, provided that such reports are publicly available on the SEC’s EDGAR system.

If any of the Issuer or the Guarantor becomes aware that an Event of Default or an event that with notice or the lapse of time would be an Event of Default has occurred and is continuing, as the case may be, the Issuer and the Guarantor shall deliver a certificate to the Trustee describing the details thereof and the action the Issuer proposes to take.

For so long as the Notes are listed on a securities exchange, the Issuer or the Guarantor will make any reports or other information supplied to the Trustee pursuant to this covenant available at the office of the Trustee in the jurisdiction where such exchange is located and will notify such exchange of the occurrence of any Event of Default and, prior to publication of notice of such Event of Default in the jurisdiction where such exchange is located, submit a draft of the notice to such exchange.

Statement by Officers as to Default

The Indenture provides that the Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, an officer’s certificate stating whether the Issuer is in default in the performance or observance of any of the terms, provisions, or conditions of the Indenture and whether an Event of Default has occurred and, if so, specifying all such defaults and the nature and status thereof. In addition, the Issuer is required to deliver to the Trustee, as soon as possible and in any event within 10 business days after becoming aware of the occurrence of any Event of Default or any event that, with notice or lapse of time or both, would constitute an Event of

Default, an officer’s certificate setting forth the details of such Event of Default or default and the actions the Issuer proposes to take with respect thereto.

Issuer Substitution

The Issuer may at any time following a consolidation, merger or sale of all or substantially all of its assets, without the consent of the holders, substitute itself as principal debtor under the Notes following consolidation, merger or sale of all or substantially all its assets with a substitute company in accordance with the terms of the Indenture, provided that, immediately after giving effect to such transaction, no Event of Default has occurred or is continuing in respect of the Notes and no payment in respect of such Notes is at the relevant time overdue. The substitution shall be made by a supplemental indenture and may take place only if:

(i)	any Substitute shall expressly assume the Issuer’s obligations in their entirety under the Notes and under the Indenture;

(ii)

the Substitute is organized under the laws of the United States, the United Kingdom (including the Channel Islands and Isle of Man), Bermuda or any other country that is a member of the Organization of Economic Co-operation and Development as of the date of such succession;

(iii)

each stock exchange on which the Notes are listed shall have confirmed that, following the proposed substitution of the Substitute, the Substituted Notes will continue to be listed on such stock exchange;

(iv)

if as a result of such consolidation, merger or sale, assets of the Guarantor would become subject to a Lien to secure payment of any Relevant Debt for borrowed money of the Guarantor which would not be permitted under the Indenture, the Guarantor or the Substitute, as the case may be, prior to or simultaneous to the consolidation or merger or such sale, as the case may be, shall take such steps as shall be necessary to effectively secure the Substituted Notes equally and rateably with (or prior to) all Relevant Debt secured thereby;

(v)

the Substitute agrees, in the supplemental indenture, to indemnify the Paying Agent and each holder against (A) any tax, duty, assessment or governmental charge which is imposed on such holder by (or by any subdivision or authority having power to tax in or of) the Relevant Taxing Jurisdiction with respect to any Note that would not have been so imposed had the substitution not been made and (B) any cost or expense relating to the substitution;

(vi)	all the provisions set forth in the Indenture with respect to the Issuer shall apply to the Notes following the substitution as if such Notes were originally issued by the Substitute;

(vii)	the Notes and obligations of the Substitute under the Notes shall be unconditionally guaranteed by the Guarantor as set forth in the Indenture;

(viii)

all actions, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents) to ensure that (A) the supplemental indenture and the Notes, and such other documentation as may be necessary to be executed by the Substitute to effect the substitution represent valid, legally binding and enforceable obligations of the Substitute and (B) the supplemental indenture and such other documentation as may be necessary to be executed by the Issuer to effect the substitution represent valid, legally binding and enforceable obligations of the Issuer have been taken, fulfilled and done and are in full force and effect; and

(ix)

the Issuer shall have delivered to the Trustee a certificate and legal opinion, subject to customary assumptions and qualifications, addressed to the Trustee as to the fulfilment of the conditions specified in paragraph (i) above and as to compliance with the provisions of the Indenture described under this section.

Upon the execution of the supplemental indenture by all parties thereto and the satisfaction of the other conditions set out herein and the supplemental indenture, the Substitute shall succeed to and be substituted for the Issuer under the Notes and the Indenture with the same effect as if it had been named as the Issuer therein. For the avoidance of doubt, following an Issuer Substitution in accordance herewith, (i) AFC will cease to be the Issuer under the Notes and any substitution will not, in itself, trigger events of default or constitute an event described under “ —Consolidation, Merger and Sale of Assets”, provided, for the avoidance of doubt, that the requirement of provision (c) described under “ —Consolidation, Merger and Sale of Assets” shall apply; and (ii) if the Substitute is the Guarantor, the Guarantor will be released of all obligations with respect to the Guarantees upon becoming the Substitute.

Pursuant to the Indenture in respect of an Issuer Substitution, the Trustee will be authorized and instructed, without the consent of the holders, to endorse evidence of the Substitute as the substituted issuer on the global notes in registered form. If the Notes are represented by definitive securities, the Trustee will be authorized and instructed, without the consent of the holders, to furnish replacement definitive securities giving effect to such Issuer Substitution as further described under the last paragraph of the subsection “Description of Debt Securities—Global Securities” in the accompanying prospectus.

The Substituted Notes will be identical to the Notes described herein with the following exceptions:

(i)	the Substitute will be the issuer;

(ii)	the Issuer will be released from and will have no further obligations or liabilities in respect of the Notes or the Substituted Notes;

(iii)	the Guarantor will issue a new guarantee in respect of the Substituted Notes; and

(iv)	all other conforming changes will be made to give effect to the foregoing, mutatis mutandis.

In the event of any Issuer Substitution, the Substituted Notes will be treated as the same securities as the Notes originally issued for all purposes under the Indenture.

An Issuer Substitution might be treated as a taxable transaction for U.S. federal income tax purposes in which case certain beneficial owners of the Notes could be required to recognize gain or loss and possibly incur other adverse U.S. federal income tax consequences. Holders should consult their own tax advisors regarding the tax consequences of such an Issuer Substitution and also see, generally, the discussion under the section “Taxation in the United States.”

Events of Default and Remedies

The following are events of default (“Events of Default”) under the Indenture with respect to the Notes or to the Guarantees:

(a)	failure to pay principal or premium, if any, on any Note when due, and continuance of such a default;

(b)

failure to pay any interest (including any Additional Amounts) on any Note when due, and continuance of such a default for a period of 30 days and within which period such default has not been remedied by the Guarantor making such payment;

(c)

failure to perform any of the Issuer’s or Guarantor’s respective other covenants or the breach of any of the warranties contained in the Notes, Guarantees or in the Indenture after being given written notice and such failure has not been remedied within 90 days after written notification to the Issuer or the Guarantor from the holder; and

(d)	certain events in bankruptcy, insolvency or reorganization of the Guarantor or the Issuer as set out in the Indenture.

If an Event of Default for the Notes occurs and continues (other than an Event of Default specified in clause (d) above), the Trustee or the holders of at least 25% in aggregate principal amount of the Notes outstanding may declare the principal of and accrued interest on the Notes to be due and payable by notice in writing to the Issuer or the Guarantor specifying the Event of Default and that it is a “notice of acceleration”, and the same shall become immediately due and payable unless, prior thereto, all Events of Default in respect of the Notes shall have been cured. If an Event of Default specified in clause (d) above with respect to the Guarantor or the Issuer occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on the Notes shall become immediately due and payable without any declaration or other act on the part of any Holder. For information as to waiver of defaults, see “—Amendments and Waiver.”

An Event of Default for the Notes will not necessarily constitute an event of default for any other series of debt securities issued under the Indenture.

Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee security or indemnity satisfactory to it. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

No holder of a Note will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (1) such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, (2) the holders of at least 25% in aggregate principal amount of the Notes then outstanding have made written request, and such holder or holders have offered, to the Trustee indemnity satisfactory to it to institute such proceeding as trustee and (3) the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request, within 60 days after receipt of such notice, request and offer. Such limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of payment of the principal, premium, if any, or interest (including Additional Amounts, if any) on such Note on or after the applicable due date specified in such Note.

Amendments and Waiver

Modifications and amendments of the Indenture may be made by the Issuer, the Guarantor, the Trustee, and the Paying Agent, with the consent of the holders of a majority in aggregate principal amount of the outstanding Notes affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby, among other things:

(1)	reduce the principal amount of Notes whose holders must consent to an amendment, supplement, or waiver;

(2)	reduce the stated rate, or extend the stated time for payment, of interest on any Note;

(3)	change the principal, or extend the maturity date, of any Note;

(4)	change the redemption date or redemption price of any Note;

(5)	make any Notes payable in a currency other than U.S. dollars;

(6)

impair the right of any holder to receive payment of, premium, if any, principal of or interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(7)	make any change in the amendment or waiver provisions of the Indenture which require each holder’s consent; or

(8)

make any change in the provisions of the Notes or the Indenture relating to Additional Amounts that directly and adversely affects the rights of any holder of such Notes in any material respect or amends the terms of such Notes in a way that would (i) result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the Issuer or the Guarantor, as applicable, agrees to pay Additional Amounts, if any, in respect thereof or (ii) cause any holder to be treated as having disposed of or otherwise transferred the Notes for tax purposes.

The Indenture may also be modified or amended without the consent of holders of the Notes by the Issuer, the Guarantor, the Trustee, and the Paying Agent, among other things:

(1)	convey, transfer, assign, mortgage or pledge to the Trustee or another person as security for the Notes or the Guarantees any property or assets;

(2)	cure any ambiguity, omission, defect or inconsistency;

(3)	provide for the assumption by a successor corporation of the obligations of the Issuer under the Indenture and the Notes in accordance with “ —Issuer Substitution” above;

(4)	add to the covenants of the Issuer for the benefit of the holders or surrender any right or power conferred upon the Issuer;

(5)	conform the text of the Indenture to any provision of this “Description of the Notes and Guarantees;”

(6)	make any change that does not, in the opinion of the Issuer, directly and adversely affect the rights of any holder;

(7)	evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirement thereof;

(8)	to add or to change provisions of the Indenture to permit or facilitate the issuance of the Notes in bearer form, Registrable or not Registrable or uncertificated form;

(9)	to modify the restrictions on transferability of the Notes in order to comply with applicable law;

(10)	to establish the form or terms of other series of Notes as permitted by the Indenture;

(11)	to add one or more additional Guarantors;

(12)	to amend the Indenture to conform to the provisions of the U.S. Trust Indenture Act of 1939, as amended; or

(13)	comply with applicable law or regulation.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. A consent to any amendment, supplement or waiver under the Indenture by any holder of Notes given in connection with a tender of such holder’s Notes will not be rendered invalid by such tender.

In determining whether the holders of the requisite principal amount of Notes have given any request, demand, authorization, consent, vote or waiver in connection with the Indenture and the Notes, Notes owned by the Issuer or any Affiliate (as defined in the Indenture) of the Issuer shall be disregarded and deemed not to be outstanding for these purposes.

The Issuer will publish a notice of any material amendment, supplement or waiver in accordance with the provisions of the Indenture and, for so long as the Notes are listed on any exchange, the requirements of such exchange.

Any modifications, amendments or waivers to the Indenture or to the terms and conditions of the Notes will be conclusive and binding on all holders of Notes, whether or not they have given such consent and on all future holders of Notes, whether or not notation of such modifications, amendments or waivers is made upon the Notes. Any instrument given by or on behalf of any holder of a Note in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Note.

Defeasance

The Indenture provides that the Issuer and the Guarantor may, at its option and at any time, elect to have the Issuer’s and the Guarantor’s respective obligations discharged with respect to (i) defeasance and discharge of indebtedness (except for certain obligations to register the transfer of or exchange such Notes, to replace stolen, lost, destroyed or mutilated Notes) upon satisfaction of certain requirements (including, without limitation, maintenance of office or agency and to hold certain moneys in trust for payment) (“Legal Defeasance”) or (ii) defeasance of the consolidation, merger or disposition of assets and limitation on liens covenants in the Indenture and the Notes (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to the Notes.

In order to exercise Legal Defeasance with respect to the Notes:

(1)

the Issuer or the Guarantor shall have irrevocably deposited or caused to be deposited with the Trustee funds specifically pledged as security for, and dedicated solely to, the benefit of the holders, (i) cash in United States Dollars in an amount, or (ii) U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than the due date of any payment required hereunder cash in United States Dollars in an amount, or (iii) any combination of (i) and (ii), sufficient to pay all of the principal of, and interest and Additional Amounts on, the Notes then outstanding on the dates such payments are due in accordance with the terms of the Notes;

(2)

the Issuer or Guarantor shall have delivered to the Trustee an opinion of counsel stating that, (a) the Issuer or Guarantor has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case (a) or (b) to the effect that, and based thereon such opinion shall confirm that, the beneficial owners will not recognize gain or loss for U.S. federal income tax purposes as a result of the exercise of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would be the case if such Legal Defeasance had not occurred;

(3)	no Event of Default under, or event which, with notice, or lapse of time or both, would become an Event of Default shall have occurred and be continuing on the date of such deposit; and

(4)

the Issuer or Guarantor shall have delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to such Legal Defeasance have been complied with.

In the event Covenant Defeasance occurs with respect to the Notes, the events (not including bankruptcy, insolvency or reorganization events) described under “—Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise Covenant Defeasance with respect to the Notes:

(1)

the Issuer or the Guarantor shall have irrevocably deposited or caused to be deposited with the Trustee funds specifically pledged as security for, and dedicated solely to, the benefit of the holders, (i) cash in United States Dollars in an amount, or (ii) U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than the due date of any payment required hereunder cash in United States Dollars in an amount, or (iii) any combination of (i) and (ii), sufficient to pay all of the principal of, and interest and Additional Amounts on, the Notes then outstanding on the dates such payments are due in accordance with the terms of the Notes;

(2)	no Event of Default under, or event which, with notice, or lapse of time or both, would become an Event of Default shall have occurred and be continuing on the date of such deposit;

(3)

the Issuer or Guarantor shall have delivered to the Trustee an opinion of tax counsel of recognized standing with respect to U.S. federal income tax matters to the effect that the beneficial owners will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would be the case if such Covenant Defeasance had not occurred; and

(4)

the Issuer or Guarantor shall have delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to such Covenant Defeasance have been complied with.

Notices

As long as Notes remain in global form, notices to be given to holders will be given to DTC, in accordance with its applicable policies as in effect from time to time. For so long as any Notes are listed on the New York Stock Exchange, the Issuer will publish such notices as may be required by the rules and regulations of the New York Stock Exchange.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Governing Law; Submission to Jurisdiction

The Indenture, the Notes and the Guarantees will be governed by and construed in accordance with the laws of the State of New York. The Guarantor has submitted to the non-exclusive jurisdiction of and venue in any federal or state court in the City of New York, County and State of New York, United States of America, in any suit or proceeding based on or arising under or in connection with the Guarantees.

Prescription

Under New York’s statute of limitations, any legal action upon the Notes and the Guarantees in respect of interest (including Additional Amounts, if any) or principal must be commenced within six years after the payment thereof is due. Thereafter, any such legal action on the Notes and the Guarantees will become generally unenforceable.

Concerning the Trustee and the Paying Agent

The Bank of New York Mellon Trust Company, N.A. has been appointed trustee under the Indenture and Citibank, N.A. as registrar and paying agent.

The Indenture provides that the Issuer and the Guarantor will indemnify the Trustee and the Registrar and Paying Agent, respectively, against any loss, liability or expense incurred without gross negligence or willful misconduct of the Trustee or the Registrar or Paying Agent, as applicable, in connection with the Trustee’s acceptance or administration of the trust created by the Indenture or the Registrar or Paying Agent’s performance of administrative duties under the Indenture, as applicable. The Trustee and the Registrar and Paying Agent, as applicable, have the following two main roles:

(a)

First, the Trustee can enforce the holders’ rights against the Issuer if it defaults in respect of the Notes and against a Guarantor if it defaults in respect of its Guarantee. There are some limitations on the extent to which the Trustee acts on the holders’ behalf, which are described under “—Events of Default and Remedies” above.

(b)	Second, the Trustee, the Registrar or Paying Agent, as applicable, performs administrative duties for the Issuer, such as making interest payments and sending notices to holders of the Notes.

Listing

It is anticipated that an application will be made to list the Notes on the NYSE.

TAXATION IN BERMUDA

This summary is intended as general information only and each prospective investor should consult a professional tax adviser with respect to the tax consequences of the acquisition, holding, redemption and disposal of the Notes.

This summary is based on tax legislation, published case law, treaties, regulations and published policy, in each case as enacted as of the date of this offering memorandum, and it does not take into account any developments or amendments thereof after that date whether or not such developments or amendments have retroactive effect.

The Notes will not be subject to stamp duty in Bermuda, and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Bermuda in connection with the execution, delivery, filing, registration or performance of the Notes pursuant to this offering.

The Corporate Income Tax Act 2023 (“CIT Act”) was enacted in Bermuda on December 27, 2023 and tax is chargeable under the CIT Act for tax years starting on or after January 1, 2025. Entities subject to tax under the CIT Act are the Bermuda constituent entities of multi-national groups. A multi-national group is defined under the CIT Act as a group with entities in more than one jurisdiction with consolidated revenues of at least EUR 750 million for two out of the four previous fiscal years. If Bermuda constituent entities of a multi-national group are subject to tax under the CIT Act, such tax is charged at a rate of 15 per cent of the net taxable income of such Bermuda constituent entities as determined in accordance with and subject to the adjustments set out in the CIT Act (including in respect of foreign tax credits applicable to the Bermuda constituent entities).

The holders of the Notes (not being Bermuda constituent entities of their own multi-national groups) will not be affected by the CIT Act since the CIT Act does not impose any applicable withholding tax, capital transfer tax, estate duty or inheritance tax.

TAXATION IN THE NETHERLANDS

The following summary outlines the principal Dutch tax consequences of the acquisition, holding, redemption and disposal of the Notes, but does not purport to be a comprehensive description of all the Dutch tax considerations that may be relevant. For purposes of Dutch tax law, a holder of Notes may include an individual or entity who does not have the legal title of these Notes, but to whom nevertheless the Notes or the income thereof is attributed based on specific statutory provisions or on the basis of such individual or entity having an interest in the Notes or the income thereof. This summary is intended as general information only and each prospective investor should consult a professional tax adviser with respect to the Dutch tax consequences of the acquisition, holding, redemption and disposal of in the Notes.

For the purpose of this summary we have assumed that Aegon is solely considered to be tax resident in the Netherlands.

General

This summary is based on tax legislation, published case law, treaties, regulations and published policy, in each case in force as of the date of this prospectus supplement, and does not take into account any developments or amendments thereof after that date whether or not such developments or amendments have retroactive effect.

This summary does not address the Dutch tax consequences for:

(a)	investment institutions (fiscale beleggingsinstellingen);

(b)	pension funds, exempt investment institutions (vrijgestelde beleggingsinstellingen) or other entities that are not subject to or exempt from Dutch corporate income tax;

(c)

holders of the Notes holding a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in the Issuer or Aegon and holders of the Notes of whom a certain related person holds a substantial interest in the Issuer or Aegon. Generally speaking, a substantial interest in Aegon arises if a person, alone or, where such person is an individual, together with his or her partner (statutorily defined term), directly or indirectly, holds, or is deemed to hold (i) an interest of 5% or more of the total issued capital of the Issuer or Aegon or of 5% or more of the issued capital of a certain class of shares of the Issuer or Aegon, (ii) rights to acquire, directly or indirectly, such interest or (iii) certain profit sharing rights in the Issuer or Aegon;

(d)

persons to whom the Notes and the income from the Notes are attributed based on the separated private assets (afgezonderd particulier vermogen) provisions of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001);

(e)

entities which are a resident of Aruba, Curacao or Sint Maarten that have an enterprise which is carried on through a permanent establishment or a permanent representative on Bonaire, Sint Eustatius or Saba and the Notes are attributable to such permanent establishment or permanent representative; and

(f)	individuals to whom Notes or the income there from are attributable to employment activities which are taxed as employment income in The Netherlands.

Where this summary refers to The Netherlands, such reference is restricted to the part of the Kingdom of The Netherlands that is situated in Europe and the legislation applicable in that part of the Kingdom.

Withholding Tax

All payments made by Aegon under the Notes may - except in certain specific cases as described below - be made free of withholding or deduction for any taxes of whatsoever nature imposed, levied, withheld or assessed by The Netherlands or any political subdivision or taxing authority thereof or therein.

Dutch withholding tax may apply on certain (deemed) interest due and payable to an affiliated (gelieerde) entity of Aegon if such entity (i) is considered to be resident (gevestigd) in a jurisdiction that is listed in the yearly updated Dutch Regulation on low-taxing states and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden), or (ii) has a permanent establishment located in such jurisdiction to which the interest is attributable, or (iii) is entitled to the interest payable for the main purpose or one of the main purposes to avoid taxation of another person, or (iv) is not considered to be the recipient of the interest in its jurisdiction of residence because such jurisdiction treats another (lower-tier) entity as the recipient of the interest (hybrid mismatch), or (v) is not treated as resident anywhere (also a hybrid mismatch), or (vi) is a reverse hybrid whereby the jurisdiction of residence of a higher-tier beneficial owner (achterliggende gerechtigde) that has a qualifying interest (kwalificerend belang) in the reverse hybrid treats the reverse hybrid as tax transparent and that higher-tier beneficial owner (achterliggende gerechtigde) would have been taxable based on one (or more) of the items in (i)-(v) above had the interest been due to him directly, all within the meaning of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021).

Corporate and Individual Income Tax

Residents of The Netherlands

If a holder of the Notes is a resident or deemed to be a resident of The Netherlands for Dutch corporate income tax purposes and is fully subject to Dutch corporate income tax or is only subject to Dutch corporate income tax in respect of an enterprise to which the Notes are attributable, income derived from the Notes and gains realized upon the redemption, settlement or disposal of the Notes are generally taxable in The Netherlands (at up to a maximum rate of 25.80%).

If an individual is a resident or deemed to be a resident of The Netherlands for Dutch individual income tax purposes, income derived from the Notes and gains realized upon the redemption, settlement or disposal of the Notes are taxable at the progressive rates (at up to a maximum rate of 49.50%) under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001), if:

(a)

the individual is an entrepreneur (ondernemer) and has an enterprise to which the Notes are attributable or the holder of the Notes has, other than as a shareholder, a co-entitlement to the net worth of an enterprise (medegerechtigde), to which enterprise the Notes are attributable; or

(b)

such income or gains qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden), which includes activities with respect to the Notes that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

If neither condition (a) nor condition (b) above applies, an individual that holds the Notes, must in principle determine taxable income with regard to the Notes on the basis of a deemed return on income from savings and investments (sparen en beleggen). This deemed return on income from savings and investments is fixed at a percentage of the individual’s yield basis (rendementsgrondslag) at the beginning of the calendar year (January 1), insofar as the individual’s yield basis exceeds a statutory threshold (heffingsvrij vermogen) (€59,357 in 2026). The individual’s yield basis is determined as the fair market value of certain qualifying assets held by the individual less the fair market value of certain qualifying liabilities on January 1. The individual’s deemed return is calculated by multiplying the individual’s yield basis with a ‘deemed return percentage’ (effectief rendementspercentage), which percentage depends on the actual composition of the yield basis, with separate deemed return percentages for savings (banktegoeden), other investments (overige bezittingen) and debts (schulden). As of 1 January 2026, the percentage for other investments, which include the Notes, is set at 6.00%.

However, on 19 July 2025, the Dutch Counterevidence Act (Wet tegenbewijsregeling box 3) entered into force with retroactive effect. The Dutch Counterevidence Act codifies case law of the Dutch Supreme Court (Hoge Raad), in which the Dutch Supreme Court ruled that the system of taxation based on a ‘deemed return’ with respect to an individual’s savings and investments contravenes Section 1 of the First Protocol to the European Convention on Human Rights, in combination with Section 14 of the European Convention on Human

Rights, if the deemed return applicable to the savings and investments exceeds the actual return in the relevant calendar year. The Dutch Counterevidence Act provides that, if an individual demonstrates that the actual return is lower than the deemed return, only the actual return should be taxed under the regime for savings and investments. The Dutch Counterevidence Act also prescribes the method by which the actual return should be determined.

The deemed or actual return on savings and investments is taxed at a rate of 36%.

Non-Residents of The Netherlands

If a person is not a resident of The Netherlands nor is deemed to be a resident of The Netherlands for Dutch corporate or individual income tax purposes, such person is not liable to Dutch income tax in respect of income derived from the Notes and gains realized upon the redemption or disposal of the Notes, unless:

(a)

the person is not an individual and such person (1) has an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in The Netherlands to which permanent establishment or permanent representative the Notes are attributable; or (2) is, other than by way of the Notes, entitled to a share in the profits of an enterprise or a co-entitlement to the net worth of an enterprise, which is effectively managed in The Netherlands and to which enterprise the Notes are attributable.

This income is subject to Dutch corporate income tax at up to a maximum rate of 25.80%.

(b)

the person is an individual and such individual (1) has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in The Netherlands to which permanent establishment or permanent representative the Notes are attributable; or (2) realizes income or gains with respect to the Notes that qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden) in The Netherlands, which include activities with respect to the Notes that exceed regular, active portfolio management (normaal, actief vermogensbeheer), or (3) is, other than by way of the Notes entitled to a share in the profits of an enterprise which is effectively managed in The Netherlands and to which enterprise the Notes are attributable.

Income derived from the Notes as specified under (1) and (2) is subject to individual Dutch income tax at progressive rates up to a maximum rate of 49.50%. Income derived from a share in the profits of an enterprise as specified under (3) that is not already included under (1) or (2) will be taxed on the basis of a deemed return on income from savings and investments (as described above under “—Residents of The Netherlands”).

Gift and Inheritance Taxes

Dutch gift or inheritance taxes will not be levied on the occasion of the transfer of a Note by way of gift by, or on the death of, a holder of a Note, unless:

(a)	the holder of a Note is, or is deemed to be, resident in The Netherlands for the purpose of the relevant provisions; or

(b)

the transfer is construed as an inheritance or gift made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident in The Netherlands for the purpose of the relevant provisions.

Value Added Tax

In general, no Dutch value added tax will arise in respect of payments in consideration for the issuance of the Notes or in respect of the cash payment made under the Notes, or in respect of a transfer of the Notes.

Other Taxes and Duties

No Dutch registration tax, customs duty, transfer tax, stamp duty or any other similar documentary tax or duty will be payable by a holder in respect of or in connection with the subscription, issue, placement, allotment, delivery or transfer of the Notes.

TAXATION IN THE UNITED STATES

The following discussion is a summary of certain U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the Notes issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the Notes.

This discussion is limited to holders who hold the Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing the Notes for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the Notes is sold to the public for cash). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address all of the consequences that may be relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding the Notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions ;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell the Notes under the constructive sale provisions of the Code; and

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the Notes being taken into account in an applicable financial statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Notes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the Notes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a Note that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

A “Non-US Holder” is a beneficial owner of Notes that is neither a U.S. Holder nor an entity or arrangement treated as a partnership (or other pass-through entity) for U.S. federal income tax purposes.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Tax Considerations Applicable to U.S. Holders

Payments of Interest

It is expected, and the following discussion assumes, that the Notes will be issued with less than a de minimis amount of original issue discount for U.S. federal income tax purposes. Interest paid on a Note (including any Additional Amounts) will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a Note. The amount of such gain or loss will generally equal the difference between the amount received for the Note in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will be equal to the amount the U.S. Holder paid for the Note. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the Note for more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Issuer Substitution

The terms of the Notes provide that, in certain circumstances, the Issuer may substitute itself as principal debtor under the Notes following a consolidation, merger or sale (as described under “Description of the Notes and Guarantees—Issuer Substitution”). In certain cases, such Issuer substitution might be treated for U.S. federal income tax purposes as a deemed disposition of Notes by a U.S. Holder in exchange for new notes issued by the new obligor. As a result of this deemed disposition, a U.S. Holder could be required to recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the issue price of the new notes (as determined for U.S. federal income tax purposes), and the U.S. Holder’s tax basis in the Notes. If the issue price of such new note (as determined for U.S. federal income tax purposes) is less than its “stated redemption price at maturity” by at least a specified de minimis amount, such new note would be treated as issued with original issue discount (“OID”) for U.S. federal income tax purposes. In such event, U.S. Holders would be required to include such OID in their income (as ordinary income) as it accrues, in advance of the receipt of cash corresponding to such income on the Notes. U.S. Holders should consult their tax advisers concerning the U.S. federal income tax consequences to them of an Issuer substitution with respect to the Notes.

Information Reporting and Backup Withholding

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives payments on a Note or receives proceeds from the sale or other taxable disposition of a Note (including a redemption or retirement of a Note). Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•

the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Payments of Interest

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “Additional Withholding Tax on Payments Made to Foreign Accounts,” interest paid on a Note to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax, or withholding tax of 30% (or such lower rate specified by an applicable income tax treaty), provided that:

•	the Non-U.S. Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of voting stock of AFC or AFC’s parent, Transamerica Corp.;

•	the Non-U.S. Holder is not a controlled foreign corporation related to us through actual or constructive stock ownership; and

•

either (1) the Non-U.S. Holder certifies in a statement provided to the applicable withholding agent (generally on an IRS Form W-8BEN or W-8BEN-E) under penalties of perjury that it is not a United States person, as defined in the Code (a “United States person”), and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the Note on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury that such holder is not a United States person and provides a copy of such statement to the applicable withholding agent; or (3) the Non-U.S. Holder holds its Note directly through a “qualified intermediary” (within the meaning of applicable Treasury Regulations) and certain conditions are satisfied.

If a Non-U.S. Holder does not satisfy the requirements above, such Non-U.S. Holder may be entitled to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established.

If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a Note is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.

Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

The certifications described above generally must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. A Non-U.S. Holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding the effect of any applicable tax treaties.

Sale or Other Taxable Disposition

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “Additional Withholding Tax on Payments Made to Foreign Accounts,” a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a Note (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “—Payments of Interest”) unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected earnings and profits attributable to such gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of interest generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder certifies its non-U.S. status as described above under “—Payments of Interest.” However, information returns are required to be filed with the IRS in connection with any interest paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of a Note (including a retirement or redemption of the Note) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of a Note paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, a Note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of interest on a Note. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of a Note on or after January 1, 2019, proposed

Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely (other than amounts attributable to interest). Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the Notes.

CERTAIN ERISA CONSIDERATIONS

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain fiduciary standards and certain other requirements on employee benefit plans subject to Part 4, Subtitle B, Title I of ERISA and on entities such as collective investment funds, certain insurance company separate accounts, certain insurance company general accounts, and entities whose underlying assets include the assets of such plans (collectively, “ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans, including an investment in the Notes, are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. The prudence of a particular investment, such as an investment in the Notes, must be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan’s particular circumstances and all of the facts and circumstances of the investment, including, but not limited to, the matters discussed above under “Risk Factors”.

Section 406 of ERISA and Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts and Keogh plans, and entities whose underlying assets include the assets of such plans (together with ERISA Plans, “Plans”), and certain persons (referred to as “parties in interest” under ERISA or “disqualified persons” under the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code, and the transaction may have to be rescinded. In addition, a fiduciary of the Plan that engages in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The Issuer, the Guarantor, an underwriter or any other party to the transactions referred to in this prospectus supplement may be parties in interest or disqualified persons with respect to Plans. Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code may arise if any of the Notes is acquired or held by a Plan, including but not limited to where the Issuer, the Guarantor, an underwriter or any other party to such transactions is a party in interest or a disqualified person.

Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may be applicable, however, depending in part on the type of Plan fiduciary making the decision to acquire any Notes and the circumstances under which such decision is made. Included among these exemptions are Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code (relating to transactions between a person that is a party in interest or disqualified person (other than a fiduciary or an affiliate that has or exercises discretionary authority or control or renders investment advice with respect to assets involved in the transaction) solely by reason of providing services to the Plan, provided that there is adequate consideration for the transaction (the so-called “service provider exemption”), Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a qualified professional asset manager), PTCE 95-60 (relating to transactions involving insurance company general accounts), PTCE 90-1 (relating to investments by insurance company pooled separate accounts) and PTCE 96-23 (relating to transactions determined by in-house asset managers). Prospective investors should consult with their advisors regarding the prohibited transaction rules and these exemptions. There can be no assurance that any of these exemptions or any other exemption will be available with respect to any particular transaction involving any Notes.

Governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA), while not subject to the fiduciary responsibility provisions of Title I of ERISA or the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code, may nevertheless be subject to any federal, state, local, non-U.S. or other law or regulation that is similar to such provisions of ERISA or the Code (“Similar Law”). Fiduciaries of any

such plans should consult with their counsel before purchasing the Notes to determine the need for, and, if necessary, the availability of, an exemption providing relief under any Similar Law.

Accordingly, except as otherwise provided in any supplement to this prospectus supplement, each purchaser and transferee of the Notes (or any interest therein) will be deemed to represent, warrant and agree, on each day from the date on which the purchaser or transferee acquires such Notes (or any interest therein) through and including the date on which the purchaser or transferee disposes of such Notes (or its interests therein), that: (i) either (A) it is not, and is not acting on behalf of (and for so long as it holds such Notes or interest therein will not be, and will not be acting on behalf of), a Plan or a governmental, church, non-U.S. or other plan which is subject to any Similar Law, and no part of the assets to be used by it to acquire or hold such Notes or any interest therein constitutes the assets of any Plan or such governmental, church, non-U.S. or other plan; or (B) its acquisition, holding and subsequent disposition of such Notes (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or, in the case of a governmental, church, non-U.S. or other plan, a violation of any Similar Law; and (ii) it will not sell or transfer such Notes (or any interest therein) to an acquiror acquiring such Notes (or any interest therein) unless the acquiror makes the foregoing representations, warranties and agreements described in (i) hereof.

Each purchaser and transferee that is, or is acting on behalf of, a Plan, will be further deemed to represent, warrant and agree that (i) none of the Issuer, the Guarantor, any underwriter or any of their respective affiliates has provided any investment recommendation or investment advice to it, or any fiduciary or other person investing the assets of the Plan (“Plan Fiduciary”), in connection with its decision to invest in the Notes, and none of them is otherwise undertaking to act as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the Plan or the Plan Fiduciary in connection with the Plan’s acquisition of the Notes, unless a statutory or administrative exemption applies (all of the applicable conditions of which are satisfied) or the transaction is not otherwise prohibited) and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the investment in the Notes.

Each Plan Fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold any of the Notes should determine whether, under the documents and instruments governing the Plan, an investment in such Notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio. Any Plan or any governmental, church or non-U.S. plan proposing to invest in such Notes should consult with its counsel to confirm that such investment will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or violate any Similar Law and will satisfy the other requirements of ERISA, the Code and any Similar Law, as applicable.

The sale of any Notes to a Plan or governmental, church or non-U.S. plan is in no respect a representation by the Issuer, the Guarantor, any underwriter or any other party to the transactions that such an investment meets all relevant legal requirements with respect to investments by Plans or governmental, church or non-U.S. plans generally or any particular Plan or governmental, church or non-U.S. plan, or that such an investment is appropriate for Plans or governmental, church or non-U.S. plans generally or any particular Plan or governmental, church or non-U.S. plan.

UNDERWRITING (CONFLICTS OF INTEREST)

We intend to offer the Notes through the underwriters named below, for whom BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as representatives. Subject to the terms and conditions contained in an underwriting agreement between AFC, Aegon and the underwriters, we have agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from us, the principal amount of the Notes listed opposite their names below.

Underwriter	Principal Amount of Notes
BofA Securities, Inc.	$140,000,000
Citigroup Global Markets Inc.	$90,000,000
Deutsche Bank Securities Inc.	$90,000,000
Morgan Stanley & Co. LLC	$90,000,000
Wells Fargo Securities, LLC	$90,000,000

Total	$500,000,000

The underwriters have agreed, severally and not jointly, subject to the terms and conditions set forth in the underwriting agreement, to purchase all of the Notes sold pursuant to the underwriting agreement, if any of the Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the underwriting commitments of the non-defaulting underwriters may be increased in certain circumstances or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by legal counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders, in whole or in part.

The representatives of the underwriters may be contacted at the following address: c/o BofA Securities, Inc., One Bryant Park, New York, New York 10036, United States of America; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, United States of America; Deutsche Bank Securities Inc., 1 Columbus Circle, New York, New York 10019, United States of America; Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, United States of America; and Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, United States of America.

Commissions and Discounts

The underwriters have advised us that they propose initially to offer the Notes to the public at the public offering price on the cover page of this prospectus supplement, and to dealers at that price less a concession not in excess of 0.250% of the principal amount of the Notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of 0.200% of the principal amount of the Notes to other brokers or dealers. After the initial public offering, the public offering price, concession and discount may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us.

Per Note
Public offering price	99.736%
Underwriting discount	0.450%
Proceeds to us, before expenses	99.286%

We estimate that the total expenses of the offering of the Notes, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discount, will be approximately $896,550 in the aggregate (of which $69,050 in registration fees, $25,000 in listing fees, $7,500 in printing fees, $768,000 in legal and accounting fees and $27,000 in trustee and paying agent fees).

Certain of the underwriters and their affiliates may be holders of our Target Subordinated Notes. Such underwriters may receive a portion of the net proceeds from this offering to the extent that such Target Subordinated Notes are repurchased pursuant to the Concurrent Tender Offer. In addition, Morgan Stanley Europe SE (the “Dealer Manager”), an affiliate of one of the underwriters, is acting as dealer manager in the Concurrent Tender Offer. We have agreed to pay the Dealer Manager customary fees for its services in connection with the Concurrent Tender Offer. We have also agreed to reimburse the Dealer Manager for certain of its out-of-pocket expenses and to indemnify the Dealer Manager against certain liabilities.

If the Concurrent Tender Offer results in payments to the underwriters and their affiliates of 5% or more of the net proceeds of this offering, there would be a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority (“FINRA”). Because the notes offered hereby are investment grade rated, no “qualified independent underwriter” is required to be appointed in connection with this offering. However, as required by FINRA Rule 5121, no sale of the notes offered hereby will be made by the affected underwriter to an account over which it exercises discretion without the prior specific written consent of the account holder.

Short Positions

In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge and certain other of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Prohibition of Sales to EEA Retail Investors

The Notes will not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision the expression “retail investor” means a person who is one (or more) of the following:

(a)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(b)

a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(c)	not a qualified investor as defined in Regulation (EU) 2017/1129 (the “EU Prospectus Regulation”); and

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Notice to Prospective Investors in the United Kingdom

Prohibition of Sales to UK Retail Investors

The Notes will not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (“UK”). For the purposes of this provision:

(a)	the expression “retail investor” means a person who is either one (or both) of the following:

(i)	not a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms party of domestic law by virtue of the European Union (withdrawal) Act 2018 (“EUWA”); or

(ii)	not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to buy or subscribe for the Notes.

Financial Promotion

This document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons outside the UK or persons in the UK (i) who have professional experience in matters relating to investments who fall within the definition of “investment professional” as defined under Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document is only directed at relevant persons and must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

Each underwriter:

(a) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes, except for Notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”), other than (i) to “professional investors” as defined in the SFO and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and

(b) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The Notes offered by this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, or the “FIEA”). The Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), including any person resident in Japan or any corporation or other entity organized under the laws of Japan, or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any relevant laws and regulations of Japan.

Notice to Prospective Investors in Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes described herein. The Notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Bermuda

Notes may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Notice to Prospective Investors in China

The Notes are not being offered or sold and may not be offered or sold, directly or indirectly, in the PRC (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by the securities laws of the PRC.

Notice to Prospective Investors in Korea

The Notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the Notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the Notes, the Notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of Notes of Korea, provided that (a) the Notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 per cent. of the aggregate issue amount of the Notes, (c) the Notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, subscription agreement, and the offering circular and (e) the Issuer and the Underwriters shall individually or collectively keep the evidence of fulfilment of conditions (a) through (d) above after having taken necessary actions therefor.

Notice to Prospective Investors in Saudi Arabia

This prospectus supplement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this prospectus supplement and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial adviser.

The Notes will be offered in Saudi Arabia to Sophisticated Investors (as defined in the CMA regulations) in accordance with Articles 9(a)(2) and 10 of the CMA Regulations with each such offeree paying an amount not less than Saudi Riyals 1,000,000 or an equivalent amount in another currency. Investors are informed that Article 17 of the CMA Regulations place restrictions on secondary market activity with respect to the securities which are summarised as follows:

(a)	any transfer must be made through an entity licensed by the CMA;

(b)

a person (the transferor) who has acquired securities may not offer or sell such securities or part thereof to any person (referred to as a transferee) unless (i) the price to be paid by the transferee for such securities equals or exceeds Saudi Riyals 1,000,000; or (ii) the transferee is a sophisticated investor (as defined under the CMA Regulations);

(c)

if the provisions of paragraph (b) cannot be fulfilled because the price of the securities being offered or sold to the transferee has declined since the date of the original limited offer, the transferor may offer or sell the securities to the transferee if their purchase price during the period of the original offer was equal to or exceeded Saudi Riyals 1,000,000;

(d)	if the provisions of (b) and (c) cannot be fulfilled, the transferor may offer or sell the securities if he/she sells his entire holding of the securities to one transferee; and

(e)	the provisions of paragraphs (b), (c) and (d) shall apply to all subsequent transferees of the securities.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the Notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The Notes may not be offered for sale, nor may application for the sale or purchase or any Notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement nor any other offering material or advertisement relating to the Notes may be distributed or published in Australia unless, in each case:

(a)

the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the Notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)

the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)

the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)	the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

(e)	such action does not require any document to be lodged with ASIC or the ASX.

Notice to Prospective Investors in the United Arab Emirates

The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The Notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the Notes may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Taiwan

The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.

General

This prospectus supplement or any other offering document or any publicity or other material relating to the Notes may not be distributed in any country or jurisdiction outside of the United States where such action would (i) result in any violation of applicable law or (ii) cause the issuance of the Notes to be considered an offering to the public under applicable law.

Settlement

It is expected that delivery of the Notes will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of pricing of the Notes (such settlement cycle being herein referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day (as such term is used for purposes of Rule 15c6-1 of the Exchange Act), unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to one business day before delivery of the Notes will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

LEGAL MATTERS

Certain matters in connection with this offering will be passed upon for us by Allen Overy Shearman Sterling LLP, Paris, France, Allen Overy Shearman Sterling LLP, Amsterdam, The Netherlands and Conyers Dill & Pearman LLP, Bermuda. Certain legal matters in connection with this offering will be passed upon for the underwriters by Davis Polk & Wardwell London LLP, London, England.

EXPERTS

The consolidated financial statements of Aegon Ltd. as of and for the years ended December 31, 2025 and December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) appearing in the Annual Report on Form 20-F for the year ended December 31, 2025 and incorporated by reference in this prospectus have been audited by EY Accountants B.V., independent registered public accounting firm, as set forth in their reports thereon, included therein, and are incorporated by reference in reliance upon such reports given on the authority of said firm as experts in auditing and accounting. The consolidated financial statements for the year ended December 31, 2023, incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2025, have been so incorporated in reliance on the report of PricewaterhouseCoopers Accountants N.V., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

AEGON LTD.

(an exempted company limited by shares registered under the laws of Bermuda)

and

AEGON Funding Company LLC

(a Delaware limited liability company)

Common Shares

Debt Securities

Warrants

Guarantees

Purchase Contracts

Units

Aegon Ltd. may offer its common shares, senior or subordinated debt securities, including debt securities convertible or exchangeable into other securities described in this prospectus, guarantees, warrants, purchase contracts and units for sale through this prospectus.

AEGON Funding Company LLC may offer senior or subordinated debt securities including debt securities convertible or exchangeable into other securities described in this prospectus, guarantees, warrants, purchase contracts and units, in each case guaranteed by Aegon Ltd., for sale through this prospectus.

We may offer these securities from time to time in one or more offerings through this prospectus. We may also offer any combination of these securities. This prospectus provides you with a general description of these securities.

Each time we offer and sell or otherwise dispose of the securities described in this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to the offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in these securities involves risks. See “Risk Factors” on page 7 of this prospectus and beginning on page 332 of Aegon Ltd.’s annual report on Form 20-F for the year ended December 31, 2024 as well as the risk factors or any similar section included in the applicable prospectus supplement or pricing supplement concerning factors you should consider before investing in our securities.

Our common shares are listed on the Official Segment of the stock market of Euronext Amsterdam under the symbol “AGN” and our common shares of New York registry (“New York Registered Shares”) are also listed on the New York Stock Exchange under the symbol “AEG”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 15, 2025

i

FORWARD LOOKING STATEMENTS

The statements contained and incorporated by reference in this prospectus and any accompanying prospectus supplement that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. The following are words that identify such forward-looking statements: “aim,” “believe,” “estimate,” “intend,” “target,” “may,” “expect,” “anticipate,” “predict,” “project,” “counting on,” “plan,” “continue,” “want,” “forecast,” “goal,” “should,” “would,” “could,” “is confident,” “will” and similar expressions as they relate to us. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. We undertake no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which merely reflect company expectations at the time of writing. Actual results may differ materially from expectations conveyed in forward-looking statements due to changes caused by various risks and uncertainties. Such risks and uncertainties include but are not limited to the following:

•

Changes in general economic and/or governmental conditions, particularly in the United States, the United Kingdom and, in relation to our shareholding in ASR Nederland N.V. and its asset management business, the Netherlands;

•	Changes in the performance of financial markets, including emerging markets, such as with regard to:

•	The frequency and severity of defaults by issuers in our fixed income investment portfolios;

•	The effects of corporate bankruptcies and/or accounting restatements on the financial markets and the resulting decline in the value of the equity and debt securities we hold; and

•	The effects of declining creditworthiness of certain public sector securities and the resulting decline in the value of government exposure that we hold;

•	Civil unrest, (geo-) political tensions, military action or other instability in countries or geographic regions that affect our operations or that affect global markets;

•	Changes in the performance of our investment portfolio and decline in ratings of our counterparties;

•	The impact from volatility in credit, equity, and interest rates;

•	The effect of tariffs and potential trade wars on trading markets and on economic growth, globally and in the markets where we operate;

•

Lowering of one or more of our debt ratings issued by recognized rating organizations and the adverse impact such action may have on our ability to raise capital and on its liquidity and financial condition;

•

Lowering of one or more of insurer financial strength ratings of our insurance subsidiaries and the adverse impact such action may have on the written premium, policy retention, profitability and liquidity of its insurance subsidiaries;

•	Any constraints on our ability to pay dividends;

•	Changes affecting interest rate levels and low or rapidly changing interest rate levels;

•	Changes affecting currency exchange rates, in particular the EUR/USD and EUR/GBP exchange rates;

•	The effects of global inflation, or inflation in the markets where we operate;

•

Changes in the availability of, and costs associated with, liquidity sources such as bank and capital markets funding, as well as conditions in the credit markets in general such as changes in borrower and counterparty creditworthiness;

•

Increasing levels of competition in the United States, the United Kingdom and emerging markets and, in relation to our shareholding in ASR Nederland N.V. and its asset management business, the Netherlands;

•

Catastrophic events, either manmade or by nature, including by way of example acts of God, acts of terrorism, acts of war and pandemics, could result in material losses and significantly interrupt our business;

•	The frequency and severity of insured loss events;

•	Changes affecting longevity, mortality, morbidity, persistence and other factors that may impact the profitability of our insurance products;

•

Our projected results are highly sensitive to complex mathematical models of financial markets, mortality, longevity, and other dynamic systems subject to shocks and unpredictable volatility. Should assumptions to these models later prove incorrect, or should errors in those models escape the controls in place to detect them, future performance will vary from projected results;

•	Reinsurers to whom we have ceded significant underwriting risks may fail to meet their obligations;

•

Changes in customer behavior and public opinion in general related to, among other things, the type of products we sell, including legal, regulatory or commercial necessity to meet changing customer expectations;

•	Customer responsiveness to both new products and distribution channels;

•	Third-party information used by us may prove to be inaccurate and change over time as methodologies and data availability and quality continue to evolve impacting our results and disclosures;

•

As our operations support complex transactions and are highly dependent on the proper functioning of information technology, operational risks such as system disruptions or failures, security or data privacy breaches, cyberattacks, human error, failure to safeguard personally identifiable information, changes in operational practices or inadequate controls including with respect to third parties with which we do business may disrupt our business, damage our reputation and adversely affect our results of operations, financial condition and cash flows;

•

The impact of acquisitions and divestitures, restructurings, product withdrawals and other unusual items, including our ability to complete, or obtain regulatory approval for, acquisitions and divestitures, integrate acquisitions, and realize anticipated results from such transactions, and our ability to separate businesses as part of divestitures;

•	Our failure to achieve anticipated levels of earnings or operational efficiencies as well as other cost saving and excess cash and leverage ratio management initiatives;

•	Changes in the policies of central banks and/or governments;

•	Litigation or regulatory action that could require us to pay significant damages or change the way we do business;

•	Competitive, legal, regulatory, or tax changes that affect profitability, the distribution cost of or demand for our products;

•	Consequences of an actual or potential break-up of the European monetary union in whole or in part;

•	The rapidly changing landscape for environmental, social and governance responsibilities and potential challenges by private parties and governmental authorities related to our ESG efforts;

•

Changes in laws and regulations, particularly those affecting our operations’ ability to hire and retain key personnel, taxation of our companies, the products we sell, and the attractiveness of certain products to our consumers;

•	Regulatory changes relating to the pensions, investment, and insurance industries in the jurisdictions in which we operate;

•

Standard setting initiatives of supranational standard setting bodies such as the Financial Stability Board and the International Association of Insurance Supervisors or changes to such standards that may have an impact on regional (such as EU), national (such as Bermuda) or U.S. federal or state level financial regulation or the application thereof to us; and

•

Changes in accounting regulations and policies or a change by us in applying such regulations and policies, voluntarily or otherwise, which may affect our reported results, shareholders’ equity or regulatory capital adequacy levels.

Further details of potential risks and uncertainties affecting us are described in our filings with the Netherlands Authority for the Financial Markets and the U.S. Securities and Exchange Commission (the “SEC”). These forward-looking statements speak only as of the date of this document. Except as required by any applicable law or regulation, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing the “shelf” registration process. Under the shelf registration process, we may sell the securities described in this prospectus from time to time in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will contain specific information about the terms of the securities. The prospectus supplement and, if applicable, the pricing supplement may add to or update or change information about us contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or pricing supplement, you should rely on the prospectus supplement or pricing supplement, as applicable. Before purchasing any securities, you should read this prospectus, any prospectus supplement and any pricing supplement together with the additional information described under “Where You Can Find More Information About Us” and “Incorporation of Certain Information We File with the SEC”.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any pricing supplement prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable prospectus supplement or pricing supplement is accurate only as of the date of that prospectus supplement or pricing supplement, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Aegon,” “Aegon Group,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Aegon Ltd. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential purchasers or holders of the applicable series of securities.

AEGON LTD.

With roots dating back more than 175 years, Aegon Ltd., through its member companies, which we collectively refer to as “Aegon” or the “Aegon Group”, is a global financial services company with its headquarters in Schiphol, the Netherlands. Our common shares are listed on the Official Segment of the stock market of Euronext Amsterdam, the principal market for our common shares, on which they trade under the symbol “AGN”. Our New York Registered Shares are also listed on the New York Stock Exchange under the symbol “AEG”. Aegon operates in the Americas, Europe and Asia, and serves millions of customers. Our main markets are the United States and the United Kingdom. We aim to provide products and services that help customers to adapt to changing circumstances and secure a strong financial foundation for the future. Aegon uses a multi-brand, multi-channel distribution approach to meet its customers’ needs. Aegon faces intense competition from a large number of other insurers, as well as non-insurance financial services companies such as banks, broker-dealers and asset managers, for individual customers, employers, other group customers and agents and other distributors of insurance and investment products.

Aegon Ltd. is a holding company. Aegon’s products and services include insurance, long-term savings and asset management. Aegon’s operations are conducted through its operating subsidiaries. Aegon’s headquarters are located at World Trade Center, Schiphol Boulevard 223, 1118 BH Schiphol, the Netherlands (telephone +31-20-259-2500; internet: www.aegon.com). The information contained in, or that can be accessed through, our website is not incorporated by reference and is not part of this prospectus.

AEGON FUNDING COMPANY LLC

AEGON Funding Company LLC (“AFC”) was incorporated on May 21, 1999 under the laws of the State of Delaware under the name AEGON Funding Corp. and was converted from a Delaware corporation to a Delaware limited liability company effective as of April 28, 2008. AFC is an indirect wholly owned subsidiary of Aegon Ltd. and has no subsidiaries of its own.

AFC was established as a financing vehicle to be used to raise funds for the U.S. subsidiaries of Aegon. AFC’s principal executive office is at 6400 C Street SW, Cedar Rapids, Iowa 52499, and the telephone number of this office is (319) 355-8511.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 20-F and any subsequent Annual Reports on Form 20-F we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in any applicable prospectus supplement, before acquiring any of our securities. The occurrence of any of these risks might cause you to lose all or part of your investment in our securities.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual reports with and furnish other information to the SEC. You may read and copy any document that we have filed with or furnished to the SEC through the SEC’s web site at www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below under “Incorporation of Certain Information We File with the SEC”. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION WE FILE WITH THE SEC

As permitted by the SEC, this prospectus does not contain all the information you can find in our registration statement or the exhibits to the registration statement. The SEC allows us to “incorporate by reference” information into this prospectus, which means that:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents;

•	information that we file with the SEC after the date of this prospectus that is incorporated by reference in this prospectus automatically updates and supersedes this prospectus; and

•	information that is more recent that is included in this prospectus automatically updates and supersedes information in documents incorporated by reference with a date earlier than this prospectus.

We incorporate by reference into this prospectus our documents listed below. Unless otherwise noted, all documents incorporated by reference have the SEC file number 1-10882.

•	Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed on March 27, 2025;

•

The consolidated financial statements of ASR Nederland N.V. as of and for the year ended December 31, 2024, included as Exhibit 99.1 to Amendment No. 1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed on April 1, 2025; and

•

each of the following documents that we file with or furnish to the SEC after the date of this prospectus from now until we terminate the offering of securities under this prospectus and the registration statement:

(1)	reports filed under Section 13(a), 13(c) or 15(d) of the Exchange Act but excluding any information furnished to, rather than filed with, the SEC; and

(2)	reports filed or furnished on Form 6-K that indicate that they are incorporated by reference in this prospectus as described below.

We may incorporate by reference part or all of any reports on Form 6-K that we subsequently furnish to the SEC prior to the completion or termination of any offering by identifying in such Forms 6-K that such Form 6-K, or certain parts or exhibits of such Form 6-K, are being incorporated by reference into this prospectus, and any Form 6-K (or parts thereof) so identified shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of submission of such document.

These documents contain important information about us and our financial condition. You may obtain copies of these documents in the manner described above. You may also request a copy of these filings (excluding exhibits) at no cost by contacting us as follows or by visiting our website at www.aegon.com. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not part of this prospectus.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Investor Relations

Aegon Ltd.

World Trade Center

Schiphol Boulevard 223

1118 BH Schiphol

The Netherlands

Tel: +31-70-344-8305

E-mail: ir@aegon.com

No person is authorized to give any information or represent anything not contained in this prospectus. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

AFC does not, and will not, file separate reports with the SEC.

FINANCIAL INFORMATION

Except as otherwise noted, we present the financial statement amounts in this prospectus and in the documents incorporated by reference in this prospectus in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS-IASB”).

The consolidated financial statements of ASR Nederland N.V. as of and for the year ended December 31, 2024 incorporated in this prospectus by reference to the Annual Report of Aegon Ltd. on Form 20-F/A for the year ended December 31, 2024 are prepared under International Financial Reporting Standards as adopted by the European Union (“EU-IFRS”).

We have derived the financial data in this prospectus presenting year-end figures from our audited consolidated financial statements. We have derived all financial data in this prospectus presenting interim figures from unaudited financial statements.

As used in this prospectus, “dollar”, “USD” and “$” refer to the U.S. dollar and “euro,” “EUR” and “€” refers to the lawful currency of the member states of the European Monetary Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

ENFORCEMENT OF CIVIL LIABILITIES

Aegon Ltd. is an exempted company limited by shares originally incorporated under the laws of the Netherlands as Aegon N.V, which continued into and under the laws of Luxembourg as Aegon S.A. and then subsequently continued into Bermuda as Aegon Ltd. under the laws of Bermuda. In addition, certain of Aegon Ltd.’s directors and officers reside outside the United States, and all or a substantial portion of their assets and Aegon Ltd.’s assets are or may be located in jurisdictions outside of the United States. It may therefore be difficult for investors to effect service of process within the United States upon Aegon Ltd.’s non-U.S. based directors and officers or to recover against Aegon Ltd. or such directors and officers or obtain judgments from U.S. courts against Aegon Ltd. or such directors and officers, including judgments predicated upon the civil liability of the U.S. federal securities laws.

We have been advised by our Bermuda counsel that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a United States judgment would be enforceable in Bermuda against Aegon Ltd. or Aegon Ltd.’s directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over Aegon Ltd. or Aegon Ltd.’s directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.

In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to Bermuda public policy. It is the advice of our Bermuda counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the insistence of the state in its sovereign capacity, will not be entertained by a Bermuda court. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court, as they would be contrary to Bermuda public policy. U.S. judgments for multiple damages may not be recoverable in Bermuda court enforcement proceedings. Further, no claim may be brought in Bermuda against Aegon Ltd. or Aegon Ltd.’s directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on Aegon Ltd. or Aegon Ltd.’s directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

USE OF PROCEEDS

Unless otherwise set forth in the related prospectus supplement or, if applicable, the pricing supplement, we intend to use the proceeds from the sale of securities offered through this prospectus for general corporate purposes, which include financing our operations, debt repayment and refinancing, capital expenditures and acquisitions. The specific purpose of any individual issuance of securities will be described in the related prospectus supplement or pricing supplement.

DESCRIPTION OF SHARE CAPITAL, MEMORANDUM OF CONTINUANCE AND BYE-LAWS OF AEGON LTD.

The following is a summary of the terms of Aegon Ltd.’s share capital, including brief descriptions of provisions contained in Aegon Ltd.’s Memorandum of Continuance as entered into on September 30, 2023 and Bye-Laws, as entered into on June 12, 2024. These summaries and descriptions do not purport to be complete statements of these provisions.

Share Capital

The total authorized share capital of Aegon Ltd. is 720,000,000 EUR which consists of 4,000,000,000 common shares, with a par value of EUR 0.12 per share, and 2,000,000,000 common shares B, with a par value of EUR 0.12 per share. As of December 31, 2024, there were 1,652,797,432 common shares and 353,387,800 common shares B issued. Of the aforementioned issued shares, 68,934,478 common shares and 7,945,440 common shares B were held by Aegon Ltd. as treasury shares and no common shares were held by its subsidiaries.

All of our shares are fully paid and not subject to calls for additional payments of any kind. All of our common shares are registered shares. Holders of New York Registered Shares hold their shares in the registered form issued by Aegon’s New York transfer agent on Aegon’s behalf. New York Registered Shares and shares listed at Euronext Amsterdam are exchangeable on a one-to-one basis and are entitled to the same rights, except that cash dividends are paid in U.S. dollars on New York Registered Shares.

As of December 31, 2024, 234 million common shares were held in the form of New York Registered Shares. Furthermore, there were approximately 8,617 record holders of our New York Shares Registered resident in the United States.

Reduction of the Issued Capital

Subject to certain restrictions contained in the laws of Bermuda and the Bye-Laws, Aegon Ltd. may, if authorized by the General Meeting of shareholders (the “General Meeting”) and the Board of Directors of Aegon Ltd. (the “Board”), reduce its issued share capital in any way, including by (i) extinguishing or reducing the liability on any of its shares in respect of capital not paid up, (ii) cancelling any paid-up capital that is lost or unrepresented by available assets or (iii) either with or without reducing the number of such shares paying off any paid-up capital that is in excess of the requirements of the company. Reducing the paid-up share capital of our common shares B also requires the approval of the meeting of holders of our common shares B.

Dividends

Pursuant to the Bye-Laws and subject to Bermuda law, the Board may declare dividends or make distributions out of contributed surplus to be paid to the shareholders in proportion to the number of shares held by them, including such interim dividends as appear to the Board to be justified by the position of Aegon Ltd. Such dividend may be paid in cash, in any currency, or any way in kind, at the discretion of the Board. No unpaid dividend or other distributions shall bear any interest against Aegon Ltd.

If any dividend is being declared, holders of our common shares B are entitled to one-fortieth (1/40) of the dividends paid on our common shares.

Those who are recorded as shareholders in Aegon Ltd.’s register of shareholders on the record date specified in the resolution declaring the dividend shall be deemed to be entitled to receive such dividends. Such dividend record date and the dividend payment date are determined by the Board.

The Board may, before declaring any dividend or making a distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of Aegon Ltd. and pending such application may, also at such discretion, either be employed in the business of Aegon Ltd. or be invested in such investments as the Board may from time to time determine.

If and when Aegon has paid any dividends in the past, it has traditionally paid interim dividends (usually in September) after the release of its six-month results and final dividends (usually in June) upon adoption of the annual accounts at the Annual General Meeting.

Aegon aims to pay out a sustainable dividend to allow equity investors to share in its performance. Our plans for returning capital to shareholders are based on the actual and expected capital position of our operating units, the expected levels of our capital generation and free cash flow and the expected allocation of capital to invest in our strategy and in the quality of our balance sheet.

After investment in new business to generate organic growth, the expected capital generation in Aegon Ltd.’s operating subsidiaries is expected to be made available for distribution to the holding company, while maintaining a capital and liquidity position in the operating subsidiaries in line with our capital management and liquidity risk policies in addition to adhering to local regulatory and statutory requirements and restrictions.

Aegon Ltd. uses the cash flows from its operating subsidiaries to pay unallocated holding expenses, including funding costs. The remaining cash flow is available to execute its strategy and to fund dividends on its shares, subject to maintaining the holding company targeted capital and liquidity in line with its capital management and liquidity risk policies. Depending on circumstances, future prospects and other considerations, the Board may elect to deviate from the aforementioned capital and liquidity measures. The Board will also take capital position, financial flexibility, leverage ratios and strategic considerations into account when declaring or proposing dividends on its shares.

While Aegon Ltd. uses dividends as the primary means to distribute capital to its shareholders, share buy-back programs are also recognized as an appropriate means to return capital.

When planning and determining whether to declare or propose a dividend, the Board historically has balanced prudence with offering an attractive return to shareholders. Prudence is particularly important during adverse economic and/or financial market conditions. Furthermore, Aegon Ltd.’s operating subsidiaries are subject to local insurance regulations that could restrict its ability to receive dividends. There is no requirement or assurance that Aegon Ltd. will declare or pay any dividends.

Aegon Ltd. pays cash dividends on New York Registered Shares in U.S. dollars through Citibank, N.A., its New York Stock Exchange paying agent, based on the foreign exchange reference rate on the U.S. ex-dividend day.

Voting Rights and Appointment of Aegon Ltd. Board

Voting Rights

Aegon Ltd. common shares have one vote per share.

General Meeting of Shareholders. All holders of shares will be entitled to attend personally or by proxy any General Meeting upon compliance with the procedures described below. The shares of both classes offer equal full voting rights subject to the discussion of the absence of Special Cause below. All common shares are entitled to one vote for each share represented at the meeting. Shareholders representing at least 10% of the paid-up share capital may request a General Meeting.

The Voting Rights Agreement between Aegon Ltd. and Vereniging Aegon (the “Voting Rights Agreement”) provides that under normal circumstances, i.e. except in the event of a “Special Cause”, Vereniging Aegon will not be able to exercise more votes than is proportionate to the financial rights represented by its shares. This means that in the absence of a “Special Cause” Vereniging Aegon has agreed to cast one vote for every common share it holds and one vote for every 40 common shares B it holds. A “Special Cause” includes the acquisition of a 15% or more interest in Aegon Ltd., a tender offer for Aegon Ltd. shares or a proposed business combination by any person or group of persons whether individually or as a group, other than in a transaction approved by the Board. If, in its sole discretion, Vereniging Aegon determines that a “Special Cause” exists, Vereniging Aegon will notify the General Meeting and retain its right to exercise the full voting power of one vote per common share B for a limited period of six months.

A General Meeting is required to be held at least once every year. General Meetings may be called by the Board. Furthermore, shareholders representing at least 10% of the paid-up share capital can request that the Board call a General Meeting. If the Board has not taken steps necessary to convene a meeting within 21 days of the request, the shareholders may themselves convene a meeting, to be held within three months of the request.

Pursuant to the Bye-Laws, General Meetings can be held in Bermuda, elsewhere or by electronic communication, at the choice of the Board. Pursuant to the Bye-Laws, in relation to any General Meeting, the Board may specify in the notice of the meeting or in any document sent to shareholders by or on behalf of the Board in relation to the meeting, the record date which shall not be more than 60 business days before the date fixed for the meeting or less than 20 business days before the date fixed for the meeting. In such case, notwithstanding any provision in the Bye-Laws to the contrary, each person entered in Aegon Ltd.’s share registry or another register designated by the Board including the records of an intermediary, at the record date will be entitled to attend and to vote at the relevant meeting and to exercise all of the rights or privileges of a shareholder in relation to that meeting in respect of the shares registered in their name at the record date.

Resolutions are adopted at General Meetings by a simple majority of the votes cast unless a greater majority is provided by law or by the Bye-Laws. Resolutions may be adopted if a quorum is present. The quorum for a General Meeting is set at 1/3 of the paid-up share capital.

Major Shareholders of Aegon Ltd. At December 31, 2024, Vereniging Aegon was our largest shareholder, holding approximately 17.2% of our common shares and 100% of our issued common shares B. This translates to a shareholding of Vereniging Aegon of approximately 31.4% of the issued share capital of Aegon and exercising in the ordinary course 18.4% of the voting rights in Aegon.

Vereniging Aegon is an association under Dutch law. One of the principal characteristics of a Dutch association is that it has no share capital. The objective of Vereniging Aegon is the balanced representation of the interests of Aegon Ltd. and all of its stakeholders, Aegon Group companies, insured parties, employees and other constituencies of the Aegon Group. Vereniging Aegon’s mission also includes to investing in, or otherwise being involved in social activities that are in line with Aegon’s purpose and everything it encompasses. The table below shows the ownership percentage of our issued shares held by Vereniging Aegon as of December 31, 2024.

Title of Class	Number Owned	Percent of Class
Common Shares	284,282,445	17.2%
Common Shares B	345,442,360	100%

Vereniging Aegon has two administrative bodies: the general meeting of members and the executive committee. The general meeting of members consists of fourteen (14) individuals who were elected as members of Vereniging Aegon. The majority of the voting rights is with the twelve (12) members not being employees or former employees of Aegon or one of the Aegon Group companies, nor current or former members of the Board. Those members represent a broad cross-section of Dutch society, and are members A of Vereniging Aegon, the remaining two members are members B and are members of the Executive Committee of Aegon Ltd., one of which is a member of the Board (the Chief Executive Officer).

As of the date of this prospectus, the executive committee of Vereniging Aegon consisted of seven (7) members: five (5) members A and two (2) members B. The members A, including the chairman and vice-chairman, are not nor have ever been, related to Aegon. Resolutions of the executive committee, other than a limited number of matters specified in the articles of association of Vereniging Aegon, are made with an absolute majority of the votes. When a vote in the executive committee results in a tie, the Chairman has the deciding vote, or when absent, the Vice-Chairman. If both the Chairman and Vice-Chairman are absent, the resolution shall be deemed not adopted if the votes tie. Regarding the amendment of the Articles of Association of Vereniging Aegon, a special procedure involves an unanimous proposal from the executive committee, thereby including the consent of the representatives of Aegon at the executive committee. This requirement does not apply in the event of a hostile change of control at the General Meeting of Shareholders of Aegon, in which event Vereniging Aegon may amend its articles of association without the cooperation of Aegon or the members B of the executive committee. Furthermore, the two members that are representatives of Aegon at the executive committee, have no voting rights on several decisions that relate to Aegon, as set out in the internal rules of Vereniging Aegon.

Composition of Aegon Board. Aegon Ltd. has a single tier board structure, comprising both executive and non-executive directors. The Board determines the number of executive directors and non-executive directors, provided that the majority of the Board shall consist of non-executive directors. Members of the Board are nominated by the Board and appointed by the General Meeting. If the members of the Board are to be appointed upon a nomination by the Board, the resolution of the General Meeting requires a simple majority of the votes cast. The General Meeting may, in addition, bring forward a resolution to appoint someone not nominated by the Board, in which case the General Meeting resolution requires a two-thirds majority of votes cast, representing at least one half of Aegon Ltd.’s issued capital.

Board members are appointed for a term of not more than four years at a time. A director will be eligible for re-election upon expiry of his or her term. After 12 years, a non-executive director will no longer be considered independent.

If the removal or suspension of a Board member is proposed by the Board, the General Meeting resolution requires a simple majority of the votes cast, while otherwise, the resolution requires a two-thirds majority of the votes cast, which majority must represent more than half of the issued share capital.

The Board may fill a vacancy that arises at its own discretion, such appointment to be ratified at the next General Meeting.

The Board and each executive director individually may represent Aegon Ltd.

For more information please see “Item 6. Directors, Senior Management and Employees” of Aegon Ltd.’s 2024 Annual Report on Form 20-F.

Shareholder Proposals. Shareholders who, alone or jointly, represent at least 1% of the issued capital or 100 or more shareholders jointly, have the right to request of the Board that items be placed on the agenda of a General Meeting and that statements of not more than 1000 words with respect to the matter referred to in the proposed agenda item are sent to the shareholders entitled to receive notice of that meeting. A request made by a shareholder requiring notice of a resolution must be received by Aegon Ltd. not less than six weeks before the meeting. Matters that are not reserved for, or do not require a shareholder’s resolution pursuant to law or the Bye-Laws, may only be included as a non-binding discussion item.

Amendment of Memorandum of Continuance and Bye-Laws.

Pursuant to Bermuda law and the Bye-Laws, an amendment to the memorandum of continuance of Aegon Ltd. requires the approval of the Board and the General Meeting. The Bye-Laws provide that the Board resolves on an amendment of the Bye-Laws. In order for such amendment to take effect, it must be approved by the General Meeting.

Under Bermuda law, shareholders who, alone or jointly, represent at least 20% of Aegon Ltd.’s issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of continuance adopted by the General Meeting, other than an amendment which alters or reduces Aegon Ltd.’s share capital as provided in Bermuda law. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of continuance must be made within 21 days after the date on which the resolution altering Aegon Ltd.’s memorandum of continuance is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.

Financial Statements. The General Meeting annually adopts Aegon Ltd.’s financial statements with respect to the previous calendar year.

Liquidation Rights

A winding-up of Aegon Ltd. requires approval by the Board and the General Meeting. In the event of a winding-up of Aegon Ltd., the liquidator may, with the approval of the General Meeting, divide amongst the shareholders in specie or kind the whole or any part of the assets of Aegon Ltd. and may for such purposes set such values as it deems fair upon any property to be divided. The liquidator may furthermore, with the approval of the General Meeting, determine how such division shall be carried out between the shareholders or different classes of shareholders, provided that any distributions on our common shares B shall be 1/40th of the distributions on a common share. The liquidator may, with approval of the General Meeting, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the approval of a subsequent General Meeting, shall think fit, but in such way that no shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

Issuance of Shares and Preemptive Rights

According to the current Bye-Laws adopted by the General Meeting on June 12, 2024, each holder of common shares will have pre-emptive rights upon the issuance of common shares in proportion to the number of common shares held by such shareholder. The General Meeting can authorize the Board to limit or exclude such pre-emptive rights, provided that if less than half of the then issued shares that are entitled to vote on the matter is represented during such general meeting, such resolution can only be adopted with at least two-thirds of the votes cast.

In accordance with Bermuda law, the Board will be authorized to issue Aegon shares up to Aegon’s authorized capital. However, the Bye-Laws require that any issuance of Aegon shares exceeding 10% of Aegon’s issued share capital requires a resolution of the General Meeting, unless the Board determines that the issuance of shares is necessary or conducive for purposes of safeguarding, conserving, or strengthening the capital position of Aegon.

As a result, other than in the case described in the previous sentence, any transaction requiring the issuance of more than 10% of Aegon’s issued share capital will require shareholder approval.

Repurchase by Aegon Ltd. of its Own Shares

In accordance with the Bye-Laws, the Board may, at its discretion, authorize the purchase by Aegon Ltd. of its own shares, of any class, at any price (whether at par or above or below par). Any shares to be repurchased may be selected in any manner whatsoever, upon such terms as the Board may in its discretion determine, provided always that such purchase is effected in accordance with the provisions of Bermuda law. The whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash, to the extent permitted by law. Aegon Ltd. may not effect a repurchase of its own shares if, on the date on which the repurchase is to be effected, there are reasonable grounds for believing that Aegon Ltd. is, or after the repurchase would be, unable to pay its liabilities as they become due.

Any shares repurchased by Aegon Ltd. may be cancelled, or held by Aegon Ltd. as treasury shares.

Mergers and Amalgamations

Any amalgamation or merger of Aegon Ltd. requires approval by the Board and the General Meeting.

In the event of an amalgamation or merger of Aegon Ltd., a shareholder who did not vote in favor of the amalgamation or merger and is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the General Meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.

Under Bermuda law, shareholders who individually or jointly hold at least 95% of the issued share capital of Aegon Ltd. may give notice to the remaining shareholders and require the remaining shareholders to sell their remaining shares subject to the terms set out in the notice, unless the remaining shareholders apply to the Supreme Court for an appraisal.

Pursuant to the Bye-Laws, any person who alone or in concert with others, directly or indirectly acquires 30% or more of Aegon Ltd.’s voting rights, except as a result of certain permitted acquisitions, must without delay make a public announcement thereof and must within 30 days make a general offer to all holders of shares in accordance with the Bye-Laws. Where a person does not make such offer within the prescribed time frame, such person in breach of the Bye-Laws and the Board may take several actions as set out in the Bye-Laws, including a suspension of voting rights or rights to dividends.

Certificates for Common Stock and their Transfer

Common Shares are issued in registered form. The Bye-Laws allow the Aegon Ltd. Board to resolve to determine in respect of a class of shares, that all or some holders of such shares may be entitled to share certificates. New York Registered Shares may be held by residents as well as non-residents of Bermuda. Only New York Registered Shares may be traded on the New York Stock Exchange. New York Registered Shares may be transferred by Aegon Ltd.’s New York transfer agent by surrendering the New York Registered Share certificate(s) with a completed Stock Power Medallion Guarantee. Upon surrender, Aegon Ltd.’s New York transfer agent will note the transfer of the surrendered New York Registered Shares and issue a New York Registered Share Certificate registered in the name of the new owner. The transfer agent for our New York Registered Shares is Citibank, N.A.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. If the debt securities are offered as part of a global offering, this prospectus only covers offers and sales initially made in the U.S. and resales into the U.S. Each time that we issue debt securities pursuant to this prospectus we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement or, if applicable, the pricing supplement will contain the specific terms applicable to those debt securities. The terms presented here, together with the terms contained in the prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement or the pricing supplement, as applicable, will replace those presented here. You should also read the indenture under which we will issue the debt securities, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. The terms of the debt securities include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

General

The debt securities will be issued by Aegon Ltd. or AFC, as the case may be, under an indenture with The Bank of New York Mellon Trust Company, N.A., dated as of October 11, 2001.

Any debt securities issued by AFC will be guaranteed by Aegon Ltd. See “Description of Guarantees” below. The total principal amount of debt securities that can be issued under the indenture is unlimited. Subject to the covenant described under “—Limitation on Liens” below, the indenture does not limit the amount of other debt, secured or unsecured, that we may issue. We may issue the debt securities in one or more series.

The prospectus supplement and, if applicable, the pricing supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the issuer of the debt securities, Aegon Ltd. or AFC;

•	the price of the debt securities offered;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	the date or dates, if any, on which the principal of and any premium on the debt securities will be payable;

•	if applicable, the circumstances under which Aegon Ltd. or AFC may redeem the debt securities of the series if the issuer or the guarantor is obliged to pay additional amounts thereon;

•

whether the debt securities are senior or subordinated debt securities and, if subordinated, the ranking of such debt securities in relation to other senior or subordinated debt securities and the ability of the issuer to defer or cancel notional and/or interest payments on the subordinated debt securities;

•	the tier of the debt securities under the Bermuda solvency regime;

•	the places at which payments of principal and interest are payable;

•	the terms of any optional or mandatory redemption or clean-up call option, including the price for the redemption or option;

•	any sinking fund provisions;

•	the terms of any payments on the debt securities that will be payable in foreign currency or currency units or another form;

•	the terms of any payments that will be payable by reference to any index or formula;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	whether debt securities will be issued as discount securities and the amount of any discount;

•	whether the debt securities will be represented by one or more global securities;

•	whether the debt securities will be issued in registered or bearer form, and any restrictions that may apply;

•	any terms for the conversion or exchange of the debt securities for other securities of Aegon Group companies or any other entity (including any related cash-out option);

•	any tax call provisions; and

•	any other terms of the debt securities.

We have the ability under the indenture to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue debt securities with the same terms as previously issued debt securities. Unless otherwise indicated in the related prospectus supplement or, if applicable, the pricing supplement, the debt securities will not be listed on any securities exchange.

The senior debt securities will be unsecured, unsubordinated indebtedness and will rank equally with all other unsecured and unsubordinated debt of their issuer. The subordinated debt securities will be unsecured indebtedness and will be subordinated in right of payment to existing and future senior debt of their issuer as set forth in the related prospectus supplement or, if applicable, the relevant pricing supplement. See “—Subordination” below.

Some of the debt securities may be sold at a substantial discount below their stated principal amount. These debt securities will either bear no interest or will bear interest at a rate which at the time of issuance is below market rates. U.S. Federal income tax consequences and other special considerations applicable to discounted debt securities may be discussed in the prospectus supplement or, if applicable, the pricing supplement relating to these debt securities.

If AFC issues the debt securities, Aegon Ltd. will fully and unconditionally guarantee the due and punctual payment of the principal of, any premium and any interest on those debt securities, when and as these payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. See “Description of Guarantees”.

On December 31, 2024, Aegon Ltd. had outstanding EUR 923 million of Junior perpetual capital securities, EUR 1,224 million of subordinated debt securities, EUR 801 million of senior debt securities and EUR 500 million of perpetual contingent convertible securities related to insurance activities. Aegon Ltd. had no secured debt. On December 31, 2024, AFC had outstanding USD 0.8 billion in aggregate principal amount of senior debt securities, no secured and USD 0.9 billion in aggregate principal amount of subordinated debt securities. AFC does not have any subsidiaries.

Paying Agent and Transfer Agent

Unless otherwise specified in the relevant prospectus supplement, or, if applicable, the relevant pricing supplement, Citibank, N.A. will be the registrar, paying agent, transfer agent and calculation agent for the debt securities.

Governing Law

Except as may otherwise be provided in the related prospectus supplement or, if applicable, the relevant pricing supplement, the indenture and the guarantees will be governed by and construed in accordance with the laws of the State of New York, except that the subordination provisions of the subordinated notes and of the indenture will be governed by and construed in accordance with the laws of Bermuda unless otherwise provided in the related prospectus supplement. The laws of the State of New York would not require the trustee to pursue or exhaust its legal and equitable remedies against AFC, as the case may be, prior to exercising its rights under the guarantee relating to guaranteed debt securities issued by AFC. We cannot assure you that a Bermuda court would give effect to this provision. However, Aegon Ltd. will waive any right to require a proceeding against AFC before its obligations under the guarantees of debt securities of AFC shall become effective. There are no limitations under the the Memorandum of Continuance and Bye-Laws of Aegon Ltd. on the right of non-residents of Bermuda to hold the debt securities issued by Aegon Ltd. Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003 and the Exchange Control Act 1972 and related regulations of Bermuda which regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the Bermuda Monetary Authority has granted a general permission. The Bermuda Monetary Authority, in its policy dated June 1, 2005, provides that where any equity securities, which would include our common shares, of a Bermuda company are listed on an appointed stock exchange (the New York Stock Exchange is deemed to be an appointed stock exchange under Bermuda law), general permission is given for the issue and subsequent transfer of any securities of a company from and to a non-resident, for as long as any equity securities of the company remain so listed. Notwithstanding the general permission noted above, Aegon Ltd. has obtained specific permission from the Bermuda Monetary Authority for the free issue and transfer of securities of Aegon Ltd. to persons that are non-residents of Bermuda for as long as any equity security of Aegon Ltd. remains listed on the New York Stock Exchange, the regulated market of Euronext Amsterdam, and/or any other appointed stock exchange under Bermuda law.

Form, Exchange and Transfer

Unless otherwise specified in the related prospectus supplement or, if applicable, the related pricing supplement, the debt securities of each series will be issuable in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

Unless otherwise specified in the related prospectus supplement, or, if applicable, the related pricing supplement, any payments of principal, interest and premium on registered debt securities will be payable and, subject to the terms of the indenture and the limitations applicable to global securities, debt securities may be transferred or exchanged, at any office or agency we maintain for such purpose, without the payment of any service charge except for any applicable tax or governmental charge.

Global Securities

The debt securities of a series may be issued in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement or, if applicable, the related pricing supplement. Unless a global certificate is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole and only to the depositary or to a nominee of the depositary or to a successor depositary or its nominee.

Unless your prospectus supplement provides otherwise, the securities will initially be issued to investors only in book-entry form. We will issue and register in the name of one or more financial institutions or clearing systems or their nominees, one or more fully registered global certificates, representing the total aggregate number of securities. A financial institution or clearing system that we select for the purpose is called the “depositary” for that security. A security will usually have only one depositary, but it may have more.

Each series of securities will have one or more of the following as the depositaries:

•	The Depositary Trust Company (“DTC”);

•	Euroclear Bank SA/NV (“Euroclear”);

•	a financial institution holding the securities on behalf of Clearstream Banking, S.A. (“Clearstream, Luxembourg”); or

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

We have been informed that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants’ accounts, eliminating the need for physical movement of securities certificates. Participants in DTC include Clearstream, Luxembourg and Euroclear, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Certain of those participants (or their representatives), together with other entities, own DTC. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Pursuant to DTC’s procedures, upon the sale of debt securities represented by a global certificate to underwriters, DTC will credit the accounts of the participants designated by the underwriters with the principal amount of the debt securities purchased by the underwriters. Ownership of beneficial interests in a global certificate will be shown on DTC’s records (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain persons take physical delivery in definitive form of the securities that they own. Consequently, the ability to transfer beneficial interests in a global certificate may be limited.

We will wire to DTC’s nominee principal and interest payments with respect to global certificates. We and the trustees under the indenture will treat DTC’s nominee as the owner of the global certificates for all purposes. Accordingly, we, the trustee and the paying agent will have no direct responsibility or liability to pay amounts due on the global certificates to owners of beneficial interests in the global certificates.

It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit participants’ accounts on the payment date according to their beneficial interests in the global certificates as shown on DTC’s records. Payments by participants to owners of beneficial interests in the global certificates will be governed by standing instructions and customary practices between the participants and the owners of beneficial interests in the global certificates, as is the case with securities held for the account of customers registered in “street name”. However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

Debt securities of any series represented by a global certificate will be exchangeable for debt securities in definitive form with the same terms in authorized denominations only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary, or DTC is no longer eligible to act as depositary, and we do not appoint a successor depositary within 90 days; or

•	we determine not to have the debt securities of a series represented by global certificates and notify the trustee of our decision.

So long as DTC or its nominee is the registered owner and holder of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global notes for all purposes under the indenture. Except as provided below, you, as the beneficial owner of interests in the global notes, will not be entitled to have notes registered in your name, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owner or holder thereof under the indenture. Accordingly, you, as the beneficial owner, must rely on the procedures of DTC and, if you are not a DTC participant, on the procedures of the DTC participants through which you own your interest, to exercise any rights of a holder under the indenture.

Neither we, the trustee, nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global notes or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. DTC’s practice is to credit the accounts of DTC’s direct participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a security as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on the payment date. The underwriters will initially designate the accounts to be credited. Beneficial owners may experience delays in receiving distributions on their notes because distributions will initially be made to DTC and they must be transferred through the chain of intermediaries to the beneficial owner’s account. Payments by DTC participants to you will be the responsibility of the DTC participant and not of DTC, the trustee or us. Accordingly, we and any paying agent will have no responsibility or liability for: any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in notes represented by a global securities certificate; any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We have been informed that, under DTC’s existing practices, if we request any action of holders of notes, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder of notes is entitled to take under the indenture, DTC would authorize the direct participants holding the relevant beneficial interests to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

We have been informed that Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a bank and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them through electronic book-entry transfers between their accounts, thereby eliminating the need for physical movement of securities. Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depositary and custodial relationships. Clearstream, Luxembourg’s customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream, Luxembourg is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg customer. Clearstream, Luxembourg has established an electronic link with Euroclear to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

We have been informed that Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking, Finance and Insurance Commission and the National Bank of Belgium. Euroclear holds securities for its participants and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with domestic markets in several countries. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee, nor any agent of ours or of the trustee, will have any responsibility for the performance or non-performance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

Payments of Additional Amounts

The provisions of this section “Payment of Additional Amounts” apply to the debt securities except as may otherwise be provided for in the related prospectus supplement or, if applicable, the relevant pricing supplement:

All payments (whether in respect of principal, redemption amount, interest or otherwise) in respect of the debt securities will be made free and clear of, and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or the Netherlands, in the case of payments by Aegon Ltd., or the United States, in the case of payments by AFC, or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, we will pay such additional amounts as may be necessary in order that the net amounts receivable by the holder of any debt securities after such withholding or deduction will equal the respective amounts that would have been receivable by such holder in the absence of such withholding or deduction; except that no such additional amounts will be payable in relation to any payment in respect of any debt securities presented for payment:

•

in the case of payments by Aegon Ltd., by or on behalf of, a holder of the debt securities who is liable for such taxes, duties, assessments or governmental charges in respect of such debt securities by reason of his having some connection with Bermuda or the Netherlands by which such taxes, duties, assessments or governmental charges have been imposed, levied, collected, withheld or assessed other than the mere holding of such debt securities;

•	in respect of any tax imposed pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021);

•

in the case of payments by AFC, by or on behalf of, a holder of the debt securities who is liable for such taxes, duties, assessments or governmental charges in respect of such debt securities by reason of his having some connection with the United States by which such taxes, duties, assessments or governmental charges have been imposed, levied, collected, withheld or assessed other than the mere holding of such debt securities;

•

(where presentation is required) more than 30 days after the later of (1) the due date for such payment or (2) the date we provide funds to make such payment to the trustee, except to the extent that the relevant holder would have been entitled to such additional amounts on presenting the same for payment on the expiry of such period of 30 days;

•	in respect of any estate, inheritance, gift, sales, transfer, wealth, personal property or similar tax, assessment or other governmental charge;

•	in respect of any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments made under or with respect to a debt security;

•

in respect of any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with any applicable certification, information, identification, documentation or other reporting requirements concerning the nationality, residence, identity of the holder or beneficial owner of a debt security if such compliance is required as a precondition to relief or exemption from such tax, assessment or other governmental charge;

•

in the case of payments by AFC, with respect to United States taxes, any tax imposed by reason of the holder’s past or present status as a tax-exempt organization with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax;

•	by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant debt securities to another paying agent;

•

in the case of payments by AFC, in respect of any tax, assessment or other governmental charge imposed as a result of a person’s actual or constructive holding of 10% or more of the total combined voting power of all classes of stock of the Issuer entitled to vote or as the result of the receipt of interest by a bank on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•

in respect of any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended, (the “Code”), any regulations or agreements thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto (“FATCA”);

•

in respect of any withholding or deduction required pursuant to Section 871(m) of the Code (“871(m) Withholding”) (in addition, in determining the amount of 871(m) Withholding imposed with respect to any amounts to be paid on the securities, the Issuer shall be entitled to withhold on any “dividend equivalent” (as defined for purposes of Section 871(m) of the Code) at the highest rate applicable to such payments regardless of any exemption from, or reduction in, such withholding otherwise available under applicable law); or

•	any combination of items above,

nor shall additional amounts be paid with respect to any payment of the principal of, premium, if any, or any interest on any debt security to any holder who is a fiduciary, a partnership or a beneficial owner and who is other than the sole beneficial owner of the payment to the extent the fiduciary or a member of the partnership or a beneficial owner would not have been entitled to any additional amount had it been the holder of the debt security.

Conversion or Exchange

The terms, if any, upon which debt securities of any series are convertible into or exchangeable for other securities will be set forth in the related prospectus supplement. These terms may include the conversion price, the conversion period, provisions as to whether conversion or exchange will be at the option of the holders of that series of debt securities or at our option, provisions concerning conversions arising not at the option of the holder or the issuer but resulting from a breach of regulatory capital requirements, any events requiring an adjustment of the conversion price, provisions affecting conversion in the event of the redemption of such series of debt securities and other relevant provisions relating to those securities.

Events of Default

Except as may otherwise be provided for in the related prospectus supplement or, if applicable, the relevant pricing supplement, the following are defined as events of default with respect to senior debt securities of any series outstanding under the indenture:

(a)	failure to pay principal or premium, if any, on any debt security of that series when due, and continuance of such a default beyond any applicable grace period;

(b)	failure to pay any interest on any debt security of that series when due, and continuance of such a default for a period of 30 days beyond any applicable grace period;

(c)	failure to deposit any sinking fund payment, when due and continuance of such a default beyond any applicable grace period, on any debt security of that series;

(d)

failure to perform any of our other covenants or the breach of any of the warranties in the indenture after being given written notice and continuance of such a default for a period of 90 days beyond any applicable grace period; and

(e)	certain events in bankruptcy, insolvency or reorganization of Aegon Ltd. or AFC.

The events of default in respect of subordinated debt securities will be set out in the related prospectus supplement or, if applicable, the relevant pricing supplement.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may accelerate the maturity of the debt securities of that series (or, such portion of the principal amount of such debt securities as may be specified in a prospectus supplement). If an acceleration occurs, subject to specified conditions, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series may rescind and annul such acceleration. Because each series of debt securities will be independent of each other series, a default in respect of one series will not necessarily in itself result in a default or acceleration of the maturity of a different series of debt securities.

Other than its duties in case of an event of default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer the trustee reasonable indemnity. Subject to the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

A holder of debt securities of any series will not have any right to institute any proceeding with respect to the indenture unless:

•	the holder previously gave written notice to the trustee of an event of default;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and have offered reasonable indemnity to the trustee to institute such proceeding as trustee; and

•

the trustee fails to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

The limitations described above do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, interest or premium on that debt security on or after the applicable due date specified in that debt security, unless otherwise described in a prospectus supplement for subordinated debt.

We will be required to furnish to each trustee annually a statement by our officers as to whether or not we are in default in the performance of any of the terms of the indenture.

Subordination

The indebtedness evidenced by the subordinated debt securities will, to the extent provided pursuant to the indenture with respect to each series of subordinated debt securities, be subordinate in right of payment to the prior payment in full of all of our senior debt, as defined, including any senior debt securities and any subordinated debt securities that are defined as senior debt for purposes of a particular series of subordinated debt securities. The prospectus supplement or, if applicable, the pricing supplement relating to any subordinated debt securities will summarize the subordination provisions of the indenture applicable to that series including:

•	the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any bankruptcy, winding-up moratorium or emergency regulations being applied to us;

•

the applicability and effect of such provisions in the event of specified defaults with respect to senior debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the subordinated debt securities; and

•

the definition of senior debt applicable to the subordinated debt securities of that series including whether and to what extent the subordinated debt of that series shall be subordinated to other subordinated debt of their issuer.

In the event and during the continuation of any default in the payment of any senior debt continuing beyond any applicable grace period specified in the instrument evidencing that senior debt (unless and until the default shall have been cured or waived or shall have ceased to exist), no payments on account of principal, premium, if any, or interest, if any, on the subordinated debt securities or sums payable with respect to the conversion or exchange, if applicable, of the subordinated debt securities may be made pursuant to, and in accordance with, the terms of the subordinated debt securities.

Upon payment or distribution of our assets to creditors in the event of our winding-up, bankruptcy or moratorium if that constitutes a liquidation, the holders of our senior debt will be entitled to receive payment in full of all amounts due on the senior debt before any payment is made by us on account of principal, premium, if any, or interest, if any, on the subordinated debt securities.

By reason of this subordination, in the event of our winding-up, bankruptcy or moratorium if that constitutes a liquidation, holders of subordinated debt securities may recover less, ratably, and holders of senior debt may recover more, ratably, than our other creditors. The indenture does not limit the amount of senior debt that we may issue.

Limitation on Liens

Unless otherwise specified in a prospectus supplement or, if applicable, the pricing supplement relating to a series of debt securities, so long as any of the debt securities of that series remain outstanding, the issuer and its subsidiaries may not secure any indebtedness in respect of borrowed moneys having an original maturity of more than two years by granting security upon any of their present or future assets or revenues unless they effectively provide that the same or equal and ratable security (or other security acceptable to the trustee) is accorded to all debt securities of that series for so long as the secured indebtedness is so secured. This limitation does not apply to:

•

security created over any shares in or any securities owned by any subsidiaries that are not principally engaged in the business of insurance and that do not contribute more than 10% of Aegon’s total aggregate consolidated gross premium income as reflected in its most recent annual profit and loss account;

•	security created in the normal course of the insurance business carried on in a manner consistent with generally accepted insurance practice for that insurance business;

•	security created in the normal course of the asset management business carried on in a manner consistent with generally accepted practices for that asset management business;

•	security or preference arising by operation of any law;

•	security over real property to secure borrowings to finance the purchase or improvement of that real property;

•	security over assets existing at the time of the acquisition of those assets; and

•

security not otherwise permitted by the above that secures borrowed money in an aggregate principal amount not exceeding 50% of Aegon’s total aggregate consolidated indebtedness with an original maturity of more than two years.

Defeasance

Unless otherwise indicated in the related prospectus supplement or, if applicable, the pricing supplement, we may elect, at our option at any time, to have the provisions of the indenture relating (a) to defeasance and discharge of indebtedness or (b) to defeasance of certain restrictive covenants apply to the debt securities of any series, or to any specified part of a series.

In order to exercise either option, we must irrevocably deposit, in trust for the benefit of the holders of those debt securities, money or U.S. government securities, or both, which, through the payment of principal and interest in accordance with their terms, will provide amounts sufficient to pay the principal of and any premium and interest on those debt securities on the respective stated maturities in accordance with the terms of the indenture and those debt securities and we must deliver to the trustee an opinion of counsel confirming that the beneficial owners of those debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, provided in the case of a defeasance and discharge, such opinion of counsel shall be based on a ruling received from, or published by, the U.S. Internal Revenue Service or a change in the applicable U.S. federal income tax law occurring after the date of original issue of those debt securities. Any additional conditions to exercising these options with respect to a series of debt securities will be described in a related prospectus supplement.

If we meet all the conditions to clause (a) above and elect to do so, we will be discharged from all our obligations with respect to the applicable debt securities and if those debt securities are subordinated debt securities, the provisions relating to subordination will cease to be effective (other than obligations to register transfer of debt securities, to replace lost, stolen or mutilated certificates and to maintain paying agencies). We shall be deemed to have paid and discharged the entire indebtedness represented by the applicable debt securities and to have satisfied all of our obligations under the debt securities and the indenture relating to those debt securities.

If we meet all the conditions to clause (b) above and elect to do so, we may omit to comply with and shall have no liability in respect of certain restrictive covenants as described in the related prospectus supplement and, if those debt securities are subordinated debt securities, the provisions of the indenture relating to subordination will cease to be effective, in each case with respect to those debt securities.

Modification of the Indenture

Under the indenture, our rights and obligations and the rights of holders may be modified with the consent of the holders holding not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications or altering the provisions relating to the waiver of any past default, is effective against any holder without its consent. We and the trustee may also amend the indenture or any supplement to the indenture without the consent of the holders of any debt securities to evidence the succession or addition of another corporation to Aegon Ltd. or AFC, as the case may be, to evidence the replacement of the trustee with respect to one or more series of debt securities and for certain other purposes.

Consolidation, Merger or Disposition of Assets of Aegon Ltd. or AFC

We may not consolidate with or merge into, or sell or lease substantially all of our assets to any person unless:

•	the successor person expressly assumes our obligations on the debt securities and under the indenture;

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	any other conditions specified in the related prospectus supplement or, if applicable, the pricing supplement are met.

Concerning the Trustee

We and certain of our affiliates and subsidiaries may maintain deposit account and lines of credit and have other customary banking relationship with the trustee and its affiliates in the ordinary course of our and their respective businesses.

Pursuant to the Trust Indenture Act, should a default occur with respect to the debt securities constituting our senior debt securities or subordinated debt securities, the trustee would be required to resign as trustee with respect to the debt securities constituting either the senior debt securities or the subordinated debt securities under the indenture within 90 days of the default unless the default were cured, duly waived or otherwise eliminated or unless only senior debt securities or subordinated debt securities are outstanding under the indenture at the time of the default.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, common shares or the equity or debt of issuers unaffiliated with us. If we issue warrants to purchase securities of issuers unaffiliated with us, the warrants will not be exercisable within one year of the date of sale of the warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent. A description of the warrant agreement will be included in the prospectus supplement or, if applicable, the pricing supplement relating to the warrants that we offer. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following is a summary of the general terms of the warrants. Each time that we issue warrants pursuant to this prospectus we will file with the SEC a prospectus supplement, and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, the pricing supplement will contain the specific terms applicable to those warrants. The terms presented here, together with the specific terms contained in the applicable prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the warrants.

General

We will describe in the related prospectus supplement or, if applicable, the pricing supplement the terms of each series of warrants to purchase securities, which may include debt securities, common shares or the equity or debt of issuers unaffiliated with us, the warrant agreement relating to the warrants offered and the warrant certificates representing the warrants offered. These terms will include some or all of the following:

•	the title of the warrants offered;

•	the securities, which may include debt securities, common shares or the equity or debt of issuers unaffiliated with us, for which you may exercise the warrants;

•	the aggregate number of the warrants;

•	the number of securities that you may purchase upon exercise of each warrant, and the price or prices at which we will issue the warrants;

•	the currency or currencies investors may use to pay for the warrants;

•	the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

•	the date, if any, from which you may separately transfer the warrants and the related securities;

•	the date on which your right to exercise the warrants commences, and the date on which your right expires;

•	whether we will issue the warrants or the underlying securities in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	the maximum or minimum number of warrants which you may exercise at any time;

•	if applicable, a discussion of material United States federal income tax considerations;

•	a description of your rights to institute and maintain any suit, action or proceeding to enforce your rights to exercise and receive the securities purchasable upon exercise of your warrants;

•	a description of any antidilution provisions applicable to the warrants that would require adjustment of the number of securities purchasable or the exercise price of your warrants, or both;

•	the identity of the warrant agent; and

•	any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

We will also describe in the related prospectus supplement or, if applicable, the pricing supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the related prospectus supplement or, if applicable, the pricing supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the underlying securities purchasable upon exercise of the warrants and will not be entitled to dividend, interest or any other payments, if any, or voting rights of the underlying securities purchasable upon such exercise.

Enforceability of Rights; Governing Law

Each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF GUARANTEES

In addition to guarantees in connection with debt securities issued by AFC, we may issue guarantees pursuant to this prospectus in a variety of circumstances including in connection with one or more securities described in this prospectus, in connection with the obligations of any present or future subsidiary in addition to AFC, or in connection with other transactions to be described in one or more prospectus supplements and, if applicable, pricing supplements. Guarantees may be issued for consideration or without consideration. Guarantees may be subordinated or unsubordinated and may be contingent or non-contingent.

The following is a summary of the general terms of the guarantees. Each time that we issue guarantees pursuant to this prospectus, we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, a pricing supplement will contain the specific terms applicable to those guarantees. The terms presented here, together with the terms contained in the prospectus supplement and, if applicable, a pricing supplement will be a description of the material terms of the guarantees. When we refer in this summary to guaranteed securities, we mean the securities to which the guarantee relates. When we refer in this summary to the issuer, we mean the issuer of the relevant guaranteed securities.

Guarantees of Debt Securities of AFC

If AFC issues debt securities, Aegon Ltd. will fully and unconditionally guarantee the due and punctual payment of the principal of, any premium and any interest on those senior debt securities, when and as these payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantees of senior debt securities will constitute an unsecured, unsubordinated obligation of Aegon Ltd. and will rank equally with all other unsecured and unsubordinated obligations of Aegon Ltd. The guarantees of subordinated debt securities will constitute an unsecured obligation of Aegon Ltd. and will be subordinated in right of payment to all senior indebtedness of Aegon Ltd. as defined for purposes of each series of subordinated debt securities.

Aegon Ltd. will (i) agree that its obligations under the guarantees will be as principal obligor and not merely as surety, and will be enforceable irrespective of any invalidity, irregularity or unenforceability of the guaranteed debt securities or the indenture and (ii) waive any right to require a proceeding against AFC, as the case may be, before its obligations under the guarantees shall become effective. See “Enforcement of Civil Liabilities”.

Other Guarantees

We may offer guarantees pursuant to this prospectus in a variety of circumstances that will be described in prospectus supplements and, if applicable, pricing supplements. For example, we may offer guarantees to holders of one or more series of debt securities of one or more of our direct or indirect subsidiaries as consideration for obtaining consent to amend or waive certain covenants and other terms of those securities and the indenture or indentures governing them. The relevant prospectus supplement and, if applicable, the pricing supplement will contain a description of the specific terms of the guarantees we may offer including the following:

•	the title and issuer of the obligations to which the guarantee relates;

•	whether and to what extent the obligations under the guarantee are contingent;

•	any obligations to which the guarantee may be subordinated;

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to what extent the guarantee is issued in connection with an indenture or other instrument and the terms of any supplemental indenture or other instrument entered into in connection with the issuance of the guarantee;

•	the principal amount of our obligation under the guarantee;

•	any limits on assignment of the guarantee;

•	any consideration to be received for the guarantee;

•	any events of default under the guarantee; and

•	any other terms or conditions associated with the guarantee.

The guarantee does not limit the amount of secured or unsecured debt that we may incur. We expect from time to time to incur additional debt that is senior to guarantees in right of payment.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specific number of common shares or other securities at a future date or dates. The price of common shares or other securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and other securities, including debt or equity issued by us or debt obligations of third parties, including United States Treasury securities. The purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require you to secure your obligations in a specified manner including by depositing cash or securities forming a component of units issued by us or otherwise.

Each time that we issue purchase contracts pursuant to this prospectus we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, the pricing supplement will contain the specific terms of those purchase contracts. The terms presented here, together with the specific terms contained in the prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the purchase contracts. The preceding description and any description of purchase contracts in the related prospectus supplement or, if applicable, the pricing supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Unless otherwise specified in the related prospectus supplement and, if applicable, the pricing supplement, each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may or may not be held or transferred separately, at any time or at any time before a specified date. The related prospectus supplement and, if applicable, the related pricing supplement, may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	whether the units will be callable by the issuer;

•	any conversion rights, penalties and restrictions;

•	any antidilution, mandatory conversion or tax call provisions;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

Each time that we issue units pursuant to this prospectus we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, the pricing supplement will contain the terms of those units. The terms presented here, together with the specific terms contained in the prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the units.

The preceding description and any description of units in the related prospectus supplement and, if applicable, the pricing supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in and outside the United States in one or more of the following ways:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The distribution of the securities may be carried out from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The distribution of guarantees may also be carried out in connection with a consent solicitation to amend covenants relating to a subsidiary’s indebtedness. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for the Aegon Group in the ordinary course of business.

The prospectus supplement or, if applicable, the pricing supplement relating to any offering will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of, or consideration payable for, the securities;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to dealers;

•	any commissions paid to agents;

•	any securities exchange on which the securities may be listed; and

•	any other information we think is important.

Sales through Underwriters or Dealers

If we use underwriters in an offering using this prospectus, we will execute an underwriting agreement with one or more underwriters. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered securities are subject to specified conditions precedent and that the underwriters will be obligated to purchase all of the offered securities if they purchase any. Underwriters may sell those securities through dealers. The underwriters may change the initial offering price and any discounts or concessions allowed or re-allowed or paid to dealers. If we use underwriters in an offering of securities using this prospectus, the related prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered securities.

We may grant to the underwriters an option to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the related prospectus supplement or, if applicable, the pricing supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

If we use a dealer in an offering of securities using this prospectus, we will sell the offered securities to the dealer as principal. The dealer may then resell those securities to the public or other dealers at a fixed price or varying prices to be determined at the time of resale.

Direct Sales and Sales through Agents

We may also use this prospectus to directly solicit offers to purchase securities. In this case, no underwriters or agents would be involved. Except as set forth in the related prospectus supplement, none of our directors, officers or employees will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

We may also sell the offered securities through agents we designate from time to time. In the prospectus supplement, we will describe any commission payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Delayed Delivery Contracts

We may authorize underwriters and agents to solicit offers by certain institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and other institutions we may approve. The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject. Any commission paid to agents and underwriters soliciting purchases of securities pursuant to delayed delivery contracts accepted by us will be detailed in the prospectus supplement.

Indemnification

Underwriters, dealers or agents participating in a distribution of securities using this prospectus may be deemed to be underwriters under the Securities Act. Pursuant to agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that those underwriters, dealers or agents may be required to make in respect of those liabilities.

LEGAL MATTERS

Certain matters of United States law relating to the securities offered through this prospectus will be passed upon for Aegon Ltd. and AFC by Latham & Watkins LLP, New York, New York. Certain matters of Bermuda law relating to the securities offered through this prospectus will be passed upon for Aegon Ltd. by Appleby (Bermuda) Limited, Bermuda. Additional legal matters may be passed upon for us, any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Aegon Ltd. as of and for the year ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) appearing in the Annual Report on Form 20-F for the year ended December 31, 2024 and incorporated by reference in this prospectus have been audited by EY Accountants B.V., independent registered public accounting firm, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of said firm as experts in auditing and accounting.

The financial statements of Aegon Ltd. as of and for each of the two years in the period ended December 31, 2023, incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers Accountants N.V., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of ASR Nederland N.V. as of and for the year ended December 31, 2024 have been incorporated in this prospectus by reference to the Annual Report of Aegon Ltd. on Form 20-F/A for the year ended December 31, 2024 in reliance on the report of KPMG Accountants N.V., independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

is the parent company of Transamerica*

*

Aegon Funding Company LLC is the issuer of the 5.625% Notes due 2036 and Aegon Ltd. is the guarantor. Neither Transamerica Corporation nor any other direct or indirect subsidiary of Aegon Ltd. (other than Aegon Funding Company LLC) is obligated in any way with respect to the 5.625% Notes due 2036.